UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

NORTHEAST BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHEAST BANCORP

500 Canal Street

Lewiston, Maine 04240

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Northeast Bancorp Shareholder:

You are cordially invited to attend a special meeting of shareholders (the “special meeting”) of Northeast Bancorp (“Northeast Bancorp” or the “Company”) to be held on May 9, 2019, at 2:00 p.m., Eastern time, at the offices of Goodwin Procter LLP located at 100 Northern Avenue, Boston, Massachusetts 02210. The special meeting is being held to approve the Agreement and Plan of Merger (the “plan of merger”) by and between Northeast Bancorp and its wholly-owned bank subsidiary, Northeast Bank (“Northeast Bank” or the “Bank”), as part of an internal corporate reorganization initiated by the Company and the Bank. Under the terms of the plan of merger, the Company will merge with and into the Bank (the “reorganization”), with the Bank continuing as the surviving entity. If the proposed reorganization is approved and effected, the bank holding company structure will be eliminated and the Bank will become the top-level company.

Pursuant to the plan of merger, each share of the Company’s voting common stock and non-voting common stock issued and outstanding immediately prior to the effective time of the reorganization will be converted into the right to receive one share of the Bank’s voting common stock and non-voting common stock, respectively. Following the reorganization, the separate corporate existence of the Company will cease and the share ownership of the Company immediately prior to the reorganization will become the share ownership of the Bank following the reorganization.

The Company’s board of directors unanimously recommends that holders of the Company’s voting common stock and holders of the Company’s non-voting common stock, who have special voting rights in connection with the plan of merger, vote “FOR” the approval of the plan of merger. Your vote is important. We hope that you will be able to attend the special meeting. Whether or not you plan to attend the special meeting, please vote as soon as possible. Instructions on how to vote are contained in the proxy statement/offering circular.

Thank you for your continued support of Northeast Bancorp and Northeast Bank.

Sincerely,

Richard Wayne

President and Chief Executive Officer

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF YOUR INVESTMENT.

THIS DOCUMENT CONSTITUTES PART OF AN OFFERING CIRCULAR COVERING SECURITIES THAT ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 3(a)(2) THEREOF. NONE OF THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE MAINE BUREAU OF FINANCIAL INSTITUTIONS OR ANY OTHER FEDERAL OR STATE REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/offering circular is dated March 29, 2019 and is first being mailed to the Company’s shareholders on or about March 29, 2019.

NORTHEAST BANCORP

500 Canal Street

Lewiston, Maine 04240

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2019

Dear Northeast Bancorp Shareholder:

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Northeast Bancorp, a Maine corporation (the “Company”), will be held at the offices of Goodwin Procter LLP located at 100 Northern Avenue, Boston, Massachusetts 02210, on May 9, 2019 at 2:00 p.m., Eastern time, for the following purpose:

1.

To approve a proposal to approve the Agreement and Plan of Merger (the “plan of merger”) by and between Northeast Bancorp (the “Company”) and its wholly-owned bank subsidiary, Northeast Bank (the “Bank”) as part of an internal corporate reorganization initiated by the Company and the Bank, pursuant to which the Company will merge with and into the Bank, with the Bank continuing as the surviving entity, which is referred to as the “reorganization proposal.”

2.

To consider and vote upon an adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the special meeting to vote in favor of approval of the plan of merger, which is referred to as the “adjournment proposal.”

The Company will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

The two proposals are described in more detail in the accompanying proxy statement/offering circular, which you should read carefully in its entirety before voting. Only holders of the Company’s voting common stock, and holders of the Company’s non-voting common stock who have special voting rights in connection with the plan of merger, at the close of business on March 8, 2019 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

Your vote is very important. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have same effect as voting “AGAINST” the reorganization proposal.

To ensure your representation at the special meeting, please complete, execute and promptly mail your proxy card in the return envelope enclosed. You may also vote by using the Internet or calling the toll-free number as further described in the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs.

Under Maine law, holders of non-voting common stock of the Company who do not vote in favor of the reorganization proposal will have the right to seek appraisal of the fair value of their Company non-voting common stock if the reorganization is completed, but only if they strictly comply with Maine law procedures explained in the attached proxy statement/offering circular. See the section of the attached proxy statement/offering circular titled “The Reorganization and Plan of Merger – Appraisal Rights” beginning on page 27.

The Company’s board of directors has adopted the plan of merger and recommends that you vote “FOR” the reorganization proposal and “FOR” the adjournment proposal.

By Order of the Board of Directors,

Heidi Jacques

Corporate Clerk

Lewiston, Maine

March 29, 2019

WHERE YOU CAN FIND MORE INFORMATION

The Company is currently required to file annual, quarterly and current reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”). In addition, the Company currently files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from the Company’s investor relations website at http://investor.northeastbank.com.

The Bank currently is not required to file reports with the SEC. In connection with the reorganization, it intends to register its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following such registration, it will be subject to the reporting and other requirements of the Exchange Act. In accordance with the Exchange Act and as a bank that is not a member of the Federal Reserve System, the Bank will file certain reports, proxy materials, information statements and other information required by the Exchange Act with the Federal Deposit Insurance Corporation (“FDIC”), copies of which can be inspected and copied at the public reference facilities maintained by the FDIC, at the Public Reference Section, Room F-6043, 550 17th Street, N.W., Washington, D.C. 20429. Requests for copies may be made by telephone at (202) 898-8913 or by fax at (202) 898-3909. Certain financial and other information filed by the Bank with the FDIC will also be available electronically at the FDIC’s website at http://www.fdic.gov. Immediately following the reorganization, the Bank will maintain the same investor relations website currently used by the Company at http://investor.northeastbank.com and will include the Bank’s filings at that location.

None of the information about the Company or the Bank maintained on the Company’s or the Bank’s website is incorporated by reference into this proxy statement/offering circular.

ABOUT THIS PROXY STATEMENT/OFFERING CIRCULAR

Unless the context otherwise requires, throughout this proxy statement/offering circular, the “Company” refers to Northeast Bancorp, and the “Bank” refers to the Company’s wholly-owned bank subsidiary, Northeast Bank. Also, we refer to the proposed merger of the Company with and into the Bank as the “reorganization,” and the Agreement and Plan of Merger, dated January 7, 2019, by and between the Company and the Bank, as the “plan of merger.”

Neither the Company nor the Bank has authorized anyone to give any information or make any representation about the plan of merger, the reorganization or the parties thereto that is different from, or in addition to, that contained in this proxy statement/offering circular or in any of the materials that have been incorporated by reference into this proxy statement/offering circular. Therefore, if anyone does give you information of this sort, you should not rely on it.

If you are in a jurisdiction where offers to exchange, purchase or sell, or solicitations of offers to exchange, purchase or sell, the securities offered by this proxy statement/offering circular or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/offering circular does not extend to you.

The information contained in this proxy statement/offering circular is accurate only as of the date of this document unless the information specifically indicates that another date applies, regardless of the time of delivery of this proxy statement/offering circular. The assets, business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations of the Company or the Bank may have changed since that date.

You should not interpret the contents of this proxy statement/offering circular to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before voting.

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PROXY STATEMENT FOR THE
SPECIAL MEETING OF SHAREHOLDERS
OF NORTHEAST BANCORP
TO BE HELD ON MAY 9, 2019

OFFERING CIRCULAR FOR
NORTHEAST BANK VOTING COMMON STOCK
AND
NORTHEAST BANK NON-VOTING COMMON STOCK

Questions and Answers About the Reorganization and the Special Meeting

The following are answers to certain questions you may have regarding the plan of merger, the reorganization and the special meeting. We urge you to read carefully the remainder of this proxy statement/offering circular, including Appendix A, because the information in this section may not provide all the information that might be important to you in determining how to vote.

Q:	What is the reorganization?

A:

Northeast Bancorp (the “Company”) and its wholly-owned bank subsidiary, Northeast Bank (the “Bank”), have entered into an Agreement and Plan of Merger (the “plan of merger”) pursuant to which the Company will be merged with and into the Bank, with the Company’s separate corporate existence ceasing and the Bank continuing as the surviving entity, referred to herein as the “reorganization.” A copy of the plan of merger is attached as Appendix A to this proxy statement/offering circular. In order for us to complete the reorganization, we need the approval of the shareholders of the Company, approval of the Federal Deposit Insurance Corporation (the “FDIC”), and certain approvals or non-objections of the Maine Bureau of Financial Institutions (“MBFI”). Following the reorganization, it is expected that the shares of the Bank’s voting common stock will be traded on the NASDAQ Global Market (“NASDAQ”) under the same ticker symbol currently used by the Company, “NBN.” The Company’s non-voting common stock currently does not, and after the reorganization the Bank’s non-voting common stock will not, be traded or quoted on any securities exchange.

Q:	What is the purpose of the reorganization?

A:

The Company currently operates as the bank holding company of the Bank and conducts substantially all of its business through the Bank. The Company believes that the reorganization will further improve the combined entity’s efficiency by eliminating redundant corporate infrastructure and activities as well as the associated supervision and oversight of the Board of Governors of the Federal Reserve System (“FRB”) applicable to registered bank holding companies. The Bank will continue to be regulated by the FDIC and MBFI. Effective June 2010, the Bank and the Company entered into certain commitments with the FRB. At the time the reorganization is effected and there is no longer a bank holding company, these commitments no longer will be applicable. The Bank instead intends to replace these commitments with standards relating to its capital levels and asset portfolio composition, which will be incorporated into its policies and procedures. These newly established standards are designed to help ensure the Bank will continue to operate in a safe and sound manner, and may permit more growth in the Bank’s loan portfolio as compared to operating under the existing commitments.

In addition, as conditions to the MBFI’s order approving FHB Formation LLC’s acquisition of the Company in December of 2010 (the “MBFI approval order”), the Bank must maintain a Tier 1 Capital to Total Risk Weighted Assets ratio of not less than 8.5% and a Total Capital to Total Risk Weighted Assets ratio of not less than 13.5%. These conditions will continue to apply to the Bank whether or not the reorganization is completed.

Q:	Why am I receiving this proxy statement/offering circular?

A:

We are delivering this document to you because it is a proxy statement being used by the Company’s board of directors to solicit proxies of the Company’s shareholders in connection with the approval of the plan of merger. To facilitate approval of the plan of merger, the Company has called a special meeting of its shareholders, which we refer to as the “special meeting.” This document serves as a proxy statement for the special meeting and describes the proposal to be presented at the special meeting.

This document also serves as the offering circular of the Bank with respect to the issuance of shares of the Bank’s common stock to the Company’s shareholders upon completion of the reorganization as more fully described herein.

This proxy statement/offering circular contains important information about the reorganization proposal being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without having to attend the special meeting. Your vote is important. We encourage you to vote as soon as possible.

Q:	What are the Company’s shareholders being asked to vote on and why is this approval necessary? (page 19)

A:

The Company’s shareholders are being asked to approve a proposal to approve the plan of merger, which is referred to as the “reorganization proposal.” Shareholder approval of the reorganization proposal is required for completion of the reorganization. Company shareholders are also being asked to approve the adjournment of the meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the special meeting to vote in favor of the reorganization proposal, which is referred to as the “adjournment proposal.” The Company will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

Q:	What will the Company’s shareholders receive in the reorganization? (page 21)

A:

If the plan of merger is approved and the reorganization is subsequently completed, then, at the effective time of the reorganization, each share of the Company’s voting common stock, par value $1.00 per share (“Company Voting Common Stock”), outstanding immediately prior to the effective time of the reorganization will be automatically converted into the right to receive one share of the Bank’s voting common stock (“Bank Voting Common Stock”); and each share of the Company’s non-voting common stock, par value $1.00 per share (“Company Non-Voting Common Stock”), outstanding immediately prior to the effective time of the reorganization will be automatically converted into the right to receive one share of the Bank’s non-voting common stock, par value $1.00 per share (“Bank Non-Voting Common Stock”). Each holder of certificates which represent shares of Company Voting Common Stock or Company Non-Voting Common Stock will be entitled to receive new certificates evidencing an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable. Any fraction of a share of Company Voting Common Stock or Company Non-Voting Common Stock will also be automatically converted into the right to receive the same fraction of a share of Bank Voting Common Stock and Bank Non-Voting Common Stock, respectively. Accordingly, following the completion of the reorganization, shares of Bank Voting Common Stock and Bank Non-Voting Common Stock will be owned directly by the Company’s shareholders in the same proportion as their ownership of shares of Company Voting Common Stock and Company Non-Voting Common Stock, respectively, immediately prior to the reorganization.

For more information regarding the procedures by which you may obtain a certificate representing an equivalent number of shares of Bank Voting Common Stock or shares of Bank Non-Voting Common Stock in book-entry form, see “—Should I send in my stock certificates now?” and “The Reorganization and Plan of Merger—Effects of the Reorganization—Procedures to Receive Bank Common Stock.”

Q:	Will the Bank assume the Company’s restricted stock, performance share, stock option and other benefit plans? (page 22)

A:

Yes. The Bank will assume and continue the Company’s equity plan and will also assume all stock-based awards that were granted by the Company and that are outstanding under that plan. As a result, each of the Company’s outstanding stock-based awards will be converted into similar stock-based awards that cover the same number of shares of the Bank’s capital stock, and with the same terms and conditions, including the same vesting, exercisability and other restrictions, which will not be affected by the reorganization. In addition, the Bank will assume all of the Company’s employee benefit plans, including retirement, health and welfare plans and fringe benefit arrangements for its employees.

Q:	Will the Bank assume the Company’s change in control obligations with its President and Chief Executive Officer? (page 22)

A:

Yes. The Bank will assume the Company’s change in control obligations under the agreement it has with Richard Wayne, President and Chief Executive Officer of the Company and the Bank, and Mr. Wayne will continue to be subject to the obligations and restrictive covenants included in the agreement.

Q:	Will the reorganization result in payments to its President and Chief Executive Officer? (page 22)

A:

No. The reorganization is not a “change in control” as defined in its agreement with Mr. Wayne containing change in control obligations. No payments will be due under this agreement as a result of the reorganization.

Q:	Will the Bank keep the same stock exchange listing as the Company? (page 29)

A:

It is expected that, following the completion of the reorganization, the Bank Voting Common Stock will be listed on NASDAQ under the same ticker symbol currently used for Company Voting Common Stock, “NBN.”

Q:	Will the Bank have the same management? (page 22)

A:

After the reorganization, the Bank will have the same directors, with the same terms of service, as the Company had immediately prior to the reorganization. Officers of the Company immediately prior to the reorganization will hold the same positions and titles with the Bank following the reorganization.

Q:	What are the material federal income tax consequences of the reorganization to the Company’s shareholders? (page 30)

A:

The merger is intended to qualify, and the Company expects to receive a legal opinion from Goodwin Procter LLP, legal counsel to the Company and the Bank, to the effect that the reorganization will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Provided the reorganization so qualifies, the Company’s shareholders generally will not recognize gain or loss with respect to the Bank Voting Common Stock or Bank Non-Voting Common Stock that they receive in the reorganization.

Please carefully review the information set forth in the section titled “Material Federal Income Tax Consequences of the Reorganization” beginning on page 30 for a description of the material federal income tax consequences of the reorganization. This tax treatment may not apply to all Company shareholders. We strongly urge you to consult your own tax advisor for a full understanding of the tax consequences of the reorganization to you, as the tax consequences will depend upon each shareholder’s own situation.

Q:	What are the conditions to completion of the reorganization? (page 25)

A:

The obligations of the Bank and the Company to complete the reorganization are subject to the satisfaction or waiver of certain closing conditions contained in the plan of merger, including the receipt of required regulatory approvals and the requisite approval by the Company’s shareholders.

Q:	What Company shareholder approvals are required to complete the reorganization? (page 17)

A:

The affirmative vote of the holders of at least a majority of the shares of Company Voting Common Stock and at least a majority of the shares of Company Non-Voting Common Stock, voting as separate classes, outstanding and entitled to vote at the special meeting is required to approve the reorganization proposal.

Q:	Will I be entitled to dissenters’ rights of appraisal? (page 27)

A:	Holders of Company Voting Common Stock will not have appraisal or dissenters’ rights. Holders of Company Non-Voting Common Stock will have appraisal or dissenters’ rights.

Q:	Are there any risks that shareholders should consider in deciding whether to vote for approval of the proposals? (page 12)

A:

Yes. You should read and carefully consider the risk factors set forth in the section of this proxy statement/offering circular titled “Risk Factors” beginning on page 12 as well as the other information contained in or incorporated by reference into this proxy statement/offering circular, including the matters addressed in the section of this proxy statement/offering circular titled “Cautionary Note Regarding Forward Looking Statements” on page 15.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in “street name”? (page 17)

A.

If your shares of Company Voting Common Stock or Company Non-Voting Common Stock are in certificated form or are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. As a shareholder of record, you may vote at the special meeting or vote by proxy by one of the methods described below. If your shares of Company Voting Common Stock are held in an account by a broker, bank or other nominee (the record holder of your shares), then you are the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your record holder how to vote your shares of Company Voting Common Stock and the record holder is required to vote your shares of Company Voting Common Stock in accordance with your instructions.

Q:	How may I vote my shares for the special meeting proposals presented in this proxy statement/offering circular? (page 17)

A:	Shares Held of Record: Holders of record of Company Voting Common Stock and Company Non-Voting Common Stock may vote:

●

Over the Internet. You may vote online by going to the website of our tabulator, Computershare, at www.investorvote.com/NBN. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. You must submit your Internet proxy before 3:00 a.m., Eastern Time, on May 9, 2019, the day of the special meeting, for your proxy to be valid and your vote to count.

●

By Mail. You may vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope. Computershare must receive your mailed proxy before 3:00 a.m., Eastern Time, on May 9, 2019, the day of the special meeting, for your proxy to be valid and your vote to count.

●

By Telephone. You may vote by telephone by calling 1-800-652-VOTE (8683). Have your proxy card in hand when you call and then follow the instructions to vote your shares. You must submit your telephonic proxy before 3:00 a.m., Eastern Time, on May 9, 2019, the day of the special meeting, for your proxy to be valid and your vote to count.

Shares Held in Brokerage Accounts: If you hold your shares of Company Voting Common Stock in “street name” (by broker, bank, or other nominee) your broker, bank or other nominee will not automatically vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. It is important that you provide timely instruction to your broker, bank or other nominee to ensure that all of your shares are voted at the special meeting. You should follow the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/offering circular explaining how you can vote.

Q:	What if I fail to submit a proxy or to instruct my broker, bank or other nominee to vote my shares? (page 18)

A:

If you fail to submit a proxy or to instruct your broker, bank or other nominee to vote your shares, your shares will not be voted. This will have the same effect as a vote against the reorganization proposal.

Q:	Can I attend the special meeting and vote my shares in person? (page 17)

A:

Yes. Although the Company’s board of directors requests that you vote your shares by proxy by one of the methods described above in advance of the special meeting, all Company shareholders are invited to attend the special meeting. Shareholders of record on March 8, 2019 may vote in person at the special meeting. If your shares are held by a broker, bank or other nominee, then you are not the holder of record and you must contact your broker, bank or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the special meeting, along with a bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of our stock and a form of personal identification. A broker’s proxy is not the form of proxy enclosed with this proxy statement/offering circular.

Q:	Can I change my vote after I have submitted a proxy? (page 18)

A:

Yes. If you do not hold your shares of Company Voting Common Stock or Company Non-Voting Common Stock in “street name,” there are three ways you can change your vote at any time after you have submitted your proxy and before your proxy is voted at the special meeting:

●	You may file a written revocation of the proxy with the Corporate Clerk of the Company, 500 Canal Street, Lewiston, Maine 04240.

●	You may submit a new signed proxy card by mail bearing a later date, or by submitting a new vote over the Internet or by telephone (any earlier proxies will be revoked automatically); or

●

You may attend the special meeting and vote in person provided that you are the holder of record of your shares and have filed a written revocation of your grant of proxy with the Corporate Clerk of the Company as indicated above.

If you hold your shares of Company Voting Common Stock in “street name” and have instructed a broker, bank or other nominee to vote your shares, you must follow the directions you receive from your broker, bank or other nominee to change your vote.

Q:	What happens if I sell my shares after the record date but before the special meeting?

A:

If you are a Company shareholder and you sell or otherwise transfer your shares of Company Voting Common Stock or Company Non-Voting Common Stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting, but you will transfer the right to receive the Bank Voting Common Stock or Bank Non-Voting Common Stock to the person to whom you transferred your shares. In order to receive the Bank Voting Common Stock or Bank Non-Voting Common Stock, you must hold your shares through completion of the reorganization.

Q:	What if I return a proxy card but do not make a specific choice regarding the reorganization proposal? (page 18)

A:

Properly completed and returned proxies will be voted as instructed on the proxy card. If you are a shareholder of record and return the proxy card without marking a voting selection, your shares will be voted “FOR” the reorganization proposal and “FOR” the adjournment proposal. The board of directors is presently unaware of any other matter that may be presented for action at the special meeting. If any other matter does properly come before the special meeting, the board of directors intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Q:	How does the Company’s board of directors recommend that shareholders vote at the special meeting? (page 20)

A:	The Company’s board of directors unanimously recommends that shareholders vote “FOR” the reorganization proposal and “FOR” the adjournment proposal.

Q:	What do I need to do now?

A:

After you have carefully read this document, including Appendix A and any other documents to which this proxy statement/offering circular refers, indicate on your proxy card how you want your shares to be voted. Then date, sign and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting whether or not you attend.

Alternatively, you may vote through the Internet or by telephone. To submit a proxy to vote by Internet, access the website for Internet voting as printed on your proxy card. Please have your proxy card in hand. Internet proxy voting is available 24 hours per day until 3:00 a.m., Eastern time, on May 9, 2019. You will receive a series of instructions that will allow you to provide voting instructions to your proxy agents for your shares of Company Voting Common Stock or Company Non-Voting Common Stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you provide voting instructions via the Internet, you do not need to return your proxy card.

To submit a proxy to vote by telephone, call the toll-free number listed on your proxy card. Telephone proxy voting is available 24 hours per day until 3:00 a.m., Eastern time, on May 9, 2019. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to provide voting instructions to your proxy agents for shares of voting common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Q:	Should I send in my stock certificates now? (page 22)

A:

No, please do not send your stock certificates with your proxy card. After the completion of the reorganization, Computershare will mail transmittal materials and instructions (“Transmittal Materials”) to those record holders of Common Voting Common Stock and Company Non-Voting Common Stock whose shares are represented either in whole or in part by a stock certificate or certificates (each, a “Company Certificate”). The Transmittal Materials will describe how these record holders may submit to Computershare their Transmittal Materials and their Company Certificates. Company shareholders holding Company Certificates must deliver to Computershare properly completed and executed Transmittal Materials, including any Company Certificates, to receive a certificate representing an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable, or to receive such shares in book-entry form. Upon the receipt of such properly completed and executed Transmittal Materials, including any Company Certificates, Computershare will issue to these record holders a certificate representing an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable, or will credit the accounts of these record holders with an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable, in book-entry form, as elected by record holders in their Transmittal Materials.

Record shareholders whose shares are held only in book-entry form will not receive Transmittal Materials from Computershare. The book-entry shares owned by these record holders will be automatically converted into an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable, in book-entry form, and their accounts will be credited accordingly.

Q:	When do you expect the reorganization to be completed? (page 26)

A:

The Company currently expects to complete the reorganization in the fourth fiscal quarter of 2019, assuming all of the conditions to completion of the reorganization have been satisfied, although neither the Company nor the Bank can provide any assurances that the reorganization will close timely or at all.

Q:	Will I be able to sell the shares that I receive in the reorganization? (page 29)

A:

Yes. The shares of Bank Voting Common Stock and Bank Non-Voting Common Stock to be issued in the reorganization will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but they are exempt from the registration requirements under Section 3(a)(2) and Section 18 of the Securities Act and therefore may be resold without restriction. However, directors and certain officers of the Bank will be subject to restrictions after the reorganization that may preclude them from trading at certain times. Following the reorganization, it is expected that shares of Bank Voting Common Stock will be traded on NASDAQ under the same ticker symbol currently used by the Company, “NBN.” The Company Non-Voting Common Stock currently does not, and after the reorganization the Bank Non-Voting Common Stock will not, be traded or quoted on any securities exchange.

Q:	What will happen if the reorganization proposal is not approved by the shareholders at the special meeting? (page 25)

A:

If the shareholders do not approve the reorganization proposal, but the adjournment proposal is approved, the Company may adjourn the meeting to permit further solicitation of proxies to approve the reorganization proposal. If the shareholders do not approve the adjournment proposal, or the Company is unable to solicit additional proxies to approve the reorganization proposal, the Company and the Bank will likely terminate the plan of merger. Under such circumstances, the Company expects that it would continue to operate in its current holding company structure, rather than in the simpler structure that is being proposed. In that case, the Company would likely continue to incur certain costs, such as administrative costs, that could potentially be avoided if the reorganization were completed and the structure simplified, and would remain subject to the regulatory commitments made to the FRB and the MBFI.

Q:	Whom should I call with questions?

A:

If you have any questions concerning the reorganization or this proxy statement/offering circular, please contact Richard Wayne, President and Chief Executive Officer, 207-786-3245 ext. 3203. If you would like additional copies of this proxy statement/offering circular, please contact the Corporate Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

Summary

This summary highlights selected information included in this document and does not contain all of the information that may be important to you in deciding how to vote. You should read this entire proxy statement/offering circular, including Appendix A, and the other documents to which this document refers before you decide how to vote with respect to the plan of merger. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Reorganization

In the reorganization, the Company will merge with and into the Bank, with the Bank continuing as the surviving entity. The terms and conditions of the reorganization are contained in the plan of merger, a copy of which is attached to this document as Appendix A. We encourage you to read that plan of merger carefully.

Parties to the Reorganization

Northeast Bancorp, a Maine corporation, is the holding company for Northeast Bank, a Maine-chartered bank organized in 1872 and headquartered in Lewiston, Maine. The Bank gathers retail deposits through the Community Banking Division’s ten full-service branches in Maine and through its online deposit program, ableBanking; originates loans through the Community Banking Division; purchases and originates commercial loans on a nationwide basis through the Bank’s Loan Acquisition and Servicing Group (“LASG”); and originates Small Business Administration and United States Department of Agriculture (“SBA”) loans on a nationwide basis through the Bank’s national SBA group (“SBA Division”).

The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and its voting common stock is listed on NASDAQ under the symbol “NBN.”

At December 31, 2018, the Company had total assets of $1.2 billion, total deposits of $985.6 million and total common shareholders’ equity of $148.5 million.

The Company and the Bank share a principal office located at 500 Canal Street, Lewiston, Maine 04240, and the telephone number at the principal office is (207) 786-3245.

Effects of the Reorganization (page 21)

Conversion of Company Common Stock into Right to Receive Bank Common Stock. If the reorganization proposal is approved and the reorganization is subsequently completed, at the effective time of the reorganization, each outstanding share of Company Voting Common Stock will be converted into the right to receive one validly issued, fully paid, and nonassessable share of Bank Voting Common Stock; each outstanding share of Company Non-Voting Common Stock will be converted into the right to receive one validly issued, fully paid, and nonassessable share of Bank Non-Voting Common Stock; and the holder of certificates which represent shares of Company Voting Common Stock or Company Non-Voting Common Stock will be entitled to receive new certificates evidencing an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable. Any fraction of a share of Company Voting Common Stock and Company Non-Voting Common Stock will also be automatically converted into the right to receive the same fraction of a share of Bank Voting Common Stock and Bank Non-Voting Common Stock, respectively. Accordingly, following the completion of the reorganization, shares of Bank Voting Common Stock and shares of Bank Non-Voting Common Stock will be owned directly by the Company’s shareholders in the same proportion as their ownership of shares of Company Voting Common Stock and shares of Company Non-Voting Common Stock, respectively, immediately prior to the reorganization.

Procedures to Receive Bank Common Stock. After the completion of the reorganization, Computershare will mail Transmittal Materials to those shareholders of record whose shares are represented either in whole or in part by a Company Certificate or Company Certificates. The Transmittal Materials will describe how these record holders may submit to Computershare their Company Certificates. Company shareholders holding Company Certificates must deliver to Computershare properly completed and executed Transmittal Materials, including any Company Certificates, to receive a certificate representing an equivalent number of shares of Bank Voting Common Stock or shares of Bank Non-Voting Common Stock. Upon the receipt of such properly completed and executed Transmittal Materials, including any Company Certificates, Computershare will issue to these record holders a certificate representing an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable, or will credit the accounts of these record holders with an equivalent number of such shares in book-entry form, as elected by record holders in their Transmittal Materials.

Record holders of Company Voting Common Stock or Company Non-Voting Common Stock whose shares are held only in book-entry form will not receive Transmittal Materials from Computershare. The book-entry shares owned by these record holders will be automatically converted into an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock in book-entry form, and their accounts will be credited accordingly.

Assumption of Equity-Based Plans and Awards, and Employee Benefit Plans. The Bank will assume and continue the Company’s equity plan and will also assume all stock-based awards that were granted by the Company and that are outstanding under that plan. As a result, each of the Company’s outstanding stock-based awards will be converted into similar stock-based awards that cover the same number of shares of Bank Voting Common Stock, and with the same terms and conditions, including the same vesting, exercisability and other restrictions, which will not be affected by the reorganization. In addition, the Bank will assume all of the Company’s employee benefit plans, including retirement, health and welfare plans and fringe benefit arrangements for its employees.

Assumption of Change in Control Obligations. The Bank will assume the Company’s change in control obligations under its agreement with Richard Wayne, President and Chief Executive Officer, and Mr. Wayne will continue to be subject to the obligations and restrictive covenants included in the agreement. The reorganization is not a “change in control” under this agreement. No payments will be due under this agreement as a result of the reorganization.

Management and Operations After the Reorganization. After completion of the reorganization, the business of the Bank will remain unchanged. The Bank will continue to have the same directors, with the same terms of service, after the reorganization as the Company had immediately prior thereto. Officers of the Company immediately prior to the reorganization will hold the same positions and titles with the Bank following the reorganization, and it is expected that the employees of the Bank will continue in their respective capacities. The offices and other business premises of the Bank will likewise continue to be occupied by the Bank.

The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Bank will be substantially similar to the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company as in effect immediately prior to the time of the reorganization. Immediately following the reorganization, the Bank will have the same outstanding capital stock with the same rights and privileges as the outstanding capital stock of the Company immediately prior to the reorganization. Immediately after the reorganization, the Bank will have substantially the same consolidated assets, liabilities and shareholders’ equity as the Company.

After the reorganization, the Bank’s board of directors will have the same corporate governance and oversight committees, including the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee, and the Risk Management Committee, as the Company’s board of directors had immediately prior to the reorganization, including the same committee charters and committee chairmen as were in place prior to the reorganization.

Regulation of the Bank After the Reorganization. After completion of the reorganization, the Bank will continue to be subject to regulation by the MBFI and the FDIC. The Company is currently subject to regulation by the FRB. Following the reorganization, the Bank will not be subject to FRB regulation (except such regulations as are made applicable to the Bank by law and regulations of the FDIC). In addition, in June 2010, the Bank and the Company entered into certain commitments with the FRB. At the time the reorganization is effected and there is no longer a bank holding company, these commitments no longer will be deemed applicable. In connection with the reorganization, the Bank instead intends to replace these commitments with certain standards relating to its capital levels and asset portfolio composition, which would be incorporated into its policies and procedures. These newly established standards are designed to help ensure the Bank will continue to operate in a safe and sound manner, but may permit more growth in the Bank’s loan portfolio as compared to operating under the existing commitments. The conditions to the MBFI approval order regarding the maintenance of certain regulatory capital ratios will continue to apply to the Bank whether or not the reorganization is completed.

Impact of Reorganization on Regulatory Capital and Operating Results. In connection with the proposed reorganization, subject to the non-objection of the FRB, the Company intends to redeem the $16.5 million unpaid principal balance of junior subordinated debentures issued by the Company in connection with the issuance of trust preferred securities by its three Delaware statutory trust subsidiaries, and the Bank will assume the Company’s obligations under the $15.1 million unpaid principal balance of 6.75% Fixed-to-Floating Rate Subordinated Notes due July 1, 2026. As a result of these transactions, the Bank’s Tier 1 and Total capital is expected to be reduced by approximately $24.5 million and $9.7 million, respectively. On a pro forma basis as of December 31, 2018 after giving effect to these transactions, the Bank’s Tier 1 Capital to Total Risk Weighted Assets, Total Capital to Total Risk Weighted Assets, and Tier 1 Capital to Average Consolidated Assets ratios would have been 15.6%, 17.8%, and 12.0%, respectively, and the Bank will be considered “well capitalized” under all regulatory capital definitions. In addition, the redemption of the junior subordinated debentures is expected to result in a reduction in net income at the Company level of approximately $5.1 million, after tax, during the quarter in which the redemption occurs, due to the write-off of the carrying value discount on the debentures that was recognized in connection with the merger of FHB Formation LLC with and into the Company in December 2010. See “The Reorganization and the Plan of Merger—Effects of the Reorganization—Impact of Reorganization on Regulatory Capital and Operating Results” on page 20.

Recommendation of the Company’s Board of Directors (page 20)

After careful consideration, the Company’s board of directors determined that the plan of merger and the transactions contemplated by the plan of merger, constituting the reorganization, are advisable and in the best interests of the Company and its shareholders and adopted the plan of merger. The Company’s board of directors recommends that you vote “FOR” the reorganization proposal. For the factors considered by the Company’s board of directors in reaching its decision to adopt the plan of merger, see “The Reorganization and Plan of Merger—Reasons for the Reorganization; Recommendation of the Company’s Board of Directors” on page 20.

The board of directors also recommends that you vote for “FOR” the adjournment proposal.

Special Meeting of Shareholders (page 16)

The Company will hold a special meeting of its shareholders on May 9, 2019, at 2:00 p.m., local time, at the offices of Goodwin Procter LLP located at 100 Northern Avenue, Boston, Massachusetts 02210. At the special meeting, shareholders will be asked to vote to approve the reorganization proposal and the adjournment proposal. Shareholder approval of the reorganization proposal is required to complete the reorganization. The Company will not transact any business at the special meeting other than to conduct a shareholder vote on the reorganizational proposal and adjournment proposal, except for business properly brought before the special meeting or any adjournment or postponement thereof.

You may vote at the special meeting if you owned shares of Company Voting Common Stock or Company Non-Voting Common Stock at the close of business on the record date, March 8, 2019. On that date, there were 8,229,922 shares of Company Voting Common Stock and 811,946 shares of Company Non-Voting Common Stock outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Company Voting Common Stock and one vote for each share of Company Non-Voting Common Stock you owned on the record date.

Holders of at least a majority of the outstanding shares of each of (i) Company Voting Common Stock and (ii) Company Non-Voting Common Stock must be present, in person or by properly executed proxy, to constitute a quorum at the special meeting. Abstentions will be counted for the purpose of determining whether a quorum is present at the special meeting. Broker non-votes will not be counted for the purpose of determining whether a quorum is present at the special meeting. If a quorum of each of the Company Voting Common Stock and the Company Non-Voting Common Stock is present, the reorganization proposal will require the affirmative vote of holders of at least a majority of the outstanding shares of Company Voting Common Stock and at least a majority of the outstanding shares of Company Non-Voting Common Stock, voting as separate classes, entitled to vote at the special meeting. The adjournment proposal will require the affirmative vote of a majority of the votes cast by holders of Company Voting Common Stock at the special meeting. Holders of Company Non-Voting Common Stock are not being asked to vote on the adjournment proposal.

Even if you expect to attend the special meeting, the Company recommends that you promptly complete and return your proxy card in the enclosed return envelope or vote by Internet or telephone.

Interests of Company Executive Officers and Directors in the Reorganization (page 25)

The executive officers and directors of the Company will hold the same offices with the Bank after the reorganization as they held with the Company prior to the reorganization, and will continue to be entitled to the same compensation and equity-based and other incentive awards as they were immediately prior to the reorganization. As such, other than their interests as Company shareholders, the executive officers and directors of the Company do not have any material interests in the reorganization.

Material United States Federal Income Tax Consequences of the Reorganization (page 30)

The Company and the Bank intend that the reorganization be treated as a reorganization under Section 368(a) of the Code, for United States federal income tax purposes. It is expected that, for United States federal income tax purposes, you generally will not recognize any gain or loss with respect to the conversion of your shares of Company Voting Common Stock or Company Non-Voting Common Stock to shares of Bank Voting Common Stock or Bank Non-Voting Common Stock in the reorganization.

You should read “Material United States Federal Income Tax Consequences of the Reorganization” on page 30 for a more complete discussion of the federal income tax consequences of the reorganization. Tax matters can be complicated and the tax consequences of the reorganization to you will depend on your particular tax situation and could vary from the general consequences described above. We strongly recommend that you consult your tax advisor to understand fully the tax consequences of the reorganization to you.

Regulatory Approvals Required for the Reorganization (page 26)

To complete the reorganization, the Bank must receive the prior approval of the FDIC. The application for approval of the reorganization was approved by the FDIC on March 7, 2019. The reorganization will also require the MBFI to approve or not object to certain steps in the reorganization, including the issuance of Bank Voting Common Stock and Bank Non-Voting Common Stock and the adoption of the Amended and Restated Articles of Incorporation of the Bank, and provide the MBFI with notice of the adoption of the Amended and Restated Bylaws of the Bank. In addition, the Company and the Bank will file articles of merger with the MBFI and the Maine Secretary of State, and the Company and the Bank will comply with any obligations to make filings with the SEC and the FDIC relating to the reorganization under the Exchange Act.

Conditions to the Reorganization (page 25)

Completion of the reorganization depends on a number of conditions being satisfied or waived, including the following:

•	approval of the plan of merger by the Company’s shareholders;

•

all approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the reorganization, including the FDIC and the MBFI must have been obtained or made by the Company and the Bank, and must be in full force and effect and all waiting periods require by law must have been expired or been terminated;

•	all required and advisable third-party consents and approvals must have been obtained;

•	the shares of Bank Voting Common Stock must have been registered with the FDIC pursuant to the Exchange Act;

•	the shares of Bank Voting Common Stock must have been authorized for listing on NASDAQ;

•

the board of directors of the Company must have received evidence in form and substance reasonably satisfactory to it that holders of Company Voting Common Stock and Company Non-Voting Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the reorganization; and

•

the completion of the reorganization must not be illegal or otherwise prohibited and no order, statute, law, regulation, judgment or restraining order preventing the completion of the reorganization shall be in effect.

Neither the Company nor the Bank can guarantee that the conditions to the reorganization will be satisfied or waived or that the reorganization will be completed in a timely manner or at all.

Termination and Amendment of the Plan of Merger (page 25)

Pursuant to its terms, at any time prior to the completion of the reorganization, the plan of merger may be terminated and the reorganization abandoned for any reason by resolution of either of the Company’s or the Bank’s board of directors.

The plan of merger may be amended or modified at any time, whether before or after its approval by the Company’s shareholders, by mutual agreement as authorized by the Company’s and the Bank’s boards of directors, except that, without prior Company shareholder approval, no amendment may be made after the special meeting that changes the amount or kind of shares the Company shareholders will receive under the plan of merger or that changes any of the other terms of plan of merger if the change would adversely affect such shareholders in any material respect.

Appraisal Rights (page 27)

The Company is a Maine corporation that is governed by the Maine Business Corporation Act (the “MBCA”). In accordance with Section 1303 of the MBCA, the holders of shares of Company Voting Common Stock are not entitled to appraisal or dissenters’ or rights in connection with the reorganization, as such shares are listed on the NASDAQ.

Holders of shares of Company Non-Voting Common Stock who do not vote in favor of the reorganization proposal will have the right to seek appraisal of the fair value of their shares of Company Non-Voting Common Stock if the reorganization is completed, but only if they strictly comply with Maine law procedures explained in this proxy statement/offering circular. See “The Reorganization and Plan of Merger – Appraisal Rights” beginning on page 27.

Description of Bank Voting Common Stock and Bank Non-Voting Common Stock and Comparison of Shareholders’ Rights (page 32)

The rights of Company shareholders who become Bank shareholders as a result of the reorganization will continue to be governed by Maine law. After the reorganization is completed, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Bank, rather than the existing Articles of Incorporation and existing Bylaws of the Company, will govern your rights as a Bank shareholder. The material differences between these organizational documents and the rights of shareholders of the Company and shareholders of the Bank, as well as a description of the Bank Voting Common Stock and Bank Non-Voting Common Stock to be issued in the reorganization, are set forth in more detail under the section “Description of Bank Capital Stock and Comparison of Shareholders’ Rights” beginning on page 32.

Risk Factors

By approving the reorganization, at the effective time, Company shareholders will receive Bank Voting Common Stock in exchange for their Company Voting Common Stock and will receive Bank Non-Voting Common Stock in exchange for their Company Non-Voting Common Stock. As a result, Company shareholders will be investing in Bank Voting Common Stock and Bank Non-Voting Common Stock. An investment in these securities in connection with the reorganization involves risks. The following risks and other information in this document should be carefully considered before deciding how to vote your shares. These risks may adversely affect the Bank’s financial condition, results of operations or liquidity. Many of these risks are beyond the Bank’s control, though efforts are made to manage those risks while optimizing financial results. These risks are not the only ones the Bank faces. Additional risks and uncertainties that the Bank is not aware of or that it currently deems immaterial may also materially and adversely affect its business and operation.

Because the operations of the Company are conducted through the Bank, the risks faced by the Bank are substantially the same as those faced by the Company.

For a description of such risks, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 which was filed with the SEC on September 13, 2018 and which is incorporated herein by reference. In addition, risks that are specific to the reorganization and/or the Bank are described below.

There is no assurance that the Bank will realize the anticipated benefits of the reorganization.

The Company and the Bank believe that the reorganization will improve the Bank’s operating efficiency by eliminating redundant corporate infrastructure and activities, and eliminating a second level of supervision and oversight that comes with being a registered bank holding company. In addition, the regulatory commitments regarding capital levels, asset composition, and sources of funding to which the Company and the Bank have adhered since 2010 will be replaced by standards to be incorporated into our policies and procedures. These newly established standards are designed to help ensure the Bank would continue to operate in a safe and sound manner, but may permit more growth in the Bank’s loan portfolio as compared to operating under the existing commitments. The Company and the Bank believe that these changes will result in an increase in loan capacity in future periods, as well as a decrease in the costs associated with holding excess cash. There is no assurance that these benefits will actually result from the reorganization. For more information, see “The Reorganization and Plan of Merger—Regulation of the Bank after the Reorganization” beginning on page 23.

The reorganization will result in a reduction of the Bank’s regulatory capital ratios and affect its operating results.

In connection with the reorganization, the Company intends to redeem the $16.5 million unpaid principal balance of junior subordinated debentures issued by the Company in connection with the issuance of trust preferred securities by its three Delaware statutory trust subsidiaries, and the Bank will assume the Company’s obligations under the $15.1 million unpaid principal balance of 6.75% Fixed-to-Floating Rate Subordinated Notes due July 1, 2026. As a result of these transactions, the Bank’s Tier 1 and Total capital is expected to be reduced by approximately $24.5 million and $9.7 million, respectively. On a pro forma basis as of December 31, 2018 after giving effect to these transactions, the Bank’s Tier 1 Capital to Total Risk Weighted Assets, Total Capital to Total Risk Weighted Assets, and Tier 1 Capital to Average Consolidated Assets ratios would have been 15.6%, 17.8%, and 12.0%, respectively. While the Bank will continue to be considered “well capitalized” under all regulatory capital definitions as a result of the reorganization, all of the Bank’s regulatory capital ratios will be reduced as a result of the reorganization. In addition, the redemption of the junior subordinated debentures is expected to result in a reduction in net income at the Company level of approximately $5.1 million, after tax, during the quarter in which the redemption occurs, due to the write-off of the carrying value discount on the debentures that was recognized in connection with the merger of FHB Formation LLC with and into the Company in December 2010. For more information, see “The Reorganization and Plan of Merger—Effects of the Reorganization— Impact of the Reorganization on the Bank’s Regulatory Capital and Operating Results” on page 23.

The reorganization is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on the Bank.

Before the reorganization may be completed, various approvals or consents must be obtained from federal and state governmental entities. These governmental entities may impose conditions on the completion of the reorganization or require changes to the terms of the reorganization. Although the Company does not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the reorganization or imposing additional costs on or limiting the revenues of the Bank following the reorganization, any of which might have a material adverse effect on the Bank following the reorganization. For more information, see “The Reorganization and Plan of Merger—Regulatory Approvals Required for the Reorganization” beginning on page 26.

The reorganization may fail to qualify as a reorganization for federal tax purposes, resulting in your recognition of taxable gain or loss.

The Company and the Bank intend the reorganization to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the reorganization fails to qualify as such a reorganization, Company shareholders generally would recognize gain or loss on each share of Company Voting Common Stock or Company Non-Voting Common Stock surrendered in an amount equal to the difference between such shareholders’ adjusted tax basis in that share and the fair market value of one share of the Bank Voting Common Stock or Bank Non-Voting Common Stock received in exchange for that share upon completion of the reorganization.

The Bank may need to raise additional capital in the future to continue to grow, but that capital may not be available when needed.

Federal and state bank regulators require the Bank to maintain adequate levels of capital to support operations. At December 31, 2018, the Bank’s regulatory capital ratios were at “well capitalized” levels under regulatory guidelines. Prior to the reorganization, the Company was able to raise capital and contribute the proceeds to the Bank as its subsidiary; following the reorganization, the Bank will have no holding company on which to rely for funding. Because the Bank will be a publicly traded company, a likely source of additional funds is the capital markets, accomplished generally through the issuance of equity, including common stock, preferred stock, warrants, depository shares, stock purchase contracts or stock purchase units, and the issuance of senior debt or subordinated debt. The Bank’s ability to raise additional capital, including senior debt or subordinated debt, if needed, will depend, among other things, on conditions in the equity and/or debt markets at that time, which are outside of its control, and its financial performance. Other than common stock, any issuance of equity or debt by the Bank will require the prior approval of the MBFI, and may be accompanied by delays associated with obtaining such approval.

The Bank cannot assure you that access to such external capital and liquidity sources will be available to it on acceptable terms or at all. Any occurrence that may limit its access to the capital markets, such as a decline in the confidence of its depositors or counterparties participating in the capital markets, may materially and adversely affect its capital costs and its ability to raise capital and, in turn, its liquidity.

The price of the Bank Voting Common Stock will be affected by a variety of factors, many of which are outside the Bank’s control.

Stock price volatility may make it more difficult for investors to sell shares of the Bank Voting Common Stock at times and prices they find attractive. The price of Bank Voting Common Stock may fluctuate significantly in response to a variety of factors, including, among other things:

•	actual or anticipated variations in quarterly results of operations;

•	recommendations or changes in recommendations by securities analysts;

•	operating and stock price performance of other financial services companies that investors deem comparable to the Bank;

•	news reports relating to trends, concerns and other issues in the financial services industry;

•	perceptions in the marketplace about the Bank and/or its competitors;

•	new technology used, or services offered, by competitors;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving the Bank or its competitors; and

•	changes in governmental regulations.

General market fluctuations, industry factors and general economic and political conditions and events such as economic slowdowns, expected or actual interest rate changes, credit loss trends and various other factors and events could adversely affect the price of Bank Voting Common Stock.

The Bank cannot guarantee that it will pay dividends to common shareholders in the future.

The Bank’s shareholders are only entitled to receive dividends on its common stock as the Bank’s board of directors may declare out of funds legally available for such payments. Although the Company has historically declared such dividends and no changes to the Company’s dividend policy are expected as a result of the reorganization, the Bank is not required to pay dividends and may reduce or eliminate dividends paid to shareholders in the future. The Bank’s ability to pay dividends to its shareholders is subject to the restrictions set forth in Maine law, as well as by the FDIC. There can be no assurance that the Bank will pay dividends to its common shareholders in the future.

The trading volume of Bank Voting Common Stock may not provide adequate liquidity for investors.

Although shares of Bank Voting Common Stock are expected to be listed on NASDAQ, the average daily trading volume in the common stock may be less than that of larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of a sufficient number of willing buyers and sellers of the common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which the Bank has no control. Significant sales of Bank Voting Common Stock in a brief period of time, or the expectation of these sales, could adversely affect the liquidity of the common stock in the marketplace and/or cause a decline in the price of the common stock.

Future issuances of additional equity securities could result in dilution of existing shareholders’ equity ownership and may adversely affect the market price of the Bank’s stock.

In connection with the reorganization, the Bank will assume all of the obligations of the Company with respect to outstanding equity-based awards under the Company’s employee and director equity-based incentive plans. In the future, the Bank may grant additional restricted stock awards or other equity-based awards to retain, compensate and/or motivate its employees and directors. Further, in connection with the Bank’s growth strategy, it may in the future issue shares of Bank Voting Common Stock to acquire additional banks, bank holding companies, and/or other businesses related to the financial services industry. Resales of substantial amounts of Bank Voting Common Stock in the public market and the potential of such sales could adversely affect the prevailing market price of the Bank Voting Common Stock and impair its ability to raise additional capital through the sale of equity securities. These assumed obligations and potential future issuances of the Bank’s securities may dilute the voting and economic interests of existing shareholders.

Bank Common Stock is not an insured deposit.

Neither shares of Bank Voting Common Stock nor shares of Bank Non-Voting Common Stock are bank deposits and, therefore, losses in value are not insured by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in shares of Bank Voting Common Stock or Bank Non-Voting Common Stock is inherently risky for the reasons described in this “Risk Factors” section of this proxy statement/offering circular and in the section captioned “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, which was filed with the SEC on September 13, 2018, and is subject to the same market forces and investment risks that affect the price of common stock in any other publicly traded company, including the possible loss of some or all principal invested.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this proxy statement/offering circular may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, but are not limited to, statements about the financial condition, results of operations and business of the Company and the Bank; the benefits of the reorganization, including future financial and operating results and cost savings that may be realized from the reorganization; the respective plans, objectives, expectations and intentions of the Company or the Bank; and other statements that are not historical facts. These forward-looking statements are based on current beliefs and expectations of the parties’ management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the parties’ control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward looking statements:

●	the ability of the Company and the Bank to satisfy the conditions to the completion of the reorganization, including the receipt of Company shareholder approval and the receipt of regulatory approvals required for the reorganization on the terms expected in the plan of merger;

●	the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the reorganization;

●	the possibility that any of the anticipated benefits of the reorganization will not be realized or will not be realized as expected;

●	the failure of the reorganization to close for any other reason;

●	the effect of the reorganization on the Company’s operating results;

●	the possibility that the reorganization may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

●	changes in general, national or regional economic conditions;

●	volatility in the securities markets generally or in the market price of the Bank Voting Common Stock specifically;

●	changes in loan default and charge-off rates;

●	changes in the financial performance and/or condition of borrowers;

●	changes in customer borrowing and savings habits;

●	changes in interest rates;

●	changes in regulations applicable to the financial services industry;

●	changes in accounting or regulatory guidance applicable to banks; and

●	competition.

Additional factors that could cause the Bank’s results to differ materially from those described in the forward looking statements can be found in “Risk Factors” beginning on page 12 of this proxy statement/offering circular and in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the SEC.

You are cautioned not to place undue reliance on the forward looking statements, which speak only as of the date of this proxy statement/offering circular or the date of any document incorporated by reference in this proxy statement/offering circular. All subsequent written and oral forward looking statements concerning the reorganization or other matters addressed in this proxy statement/offering circular and attributable to the Company or the Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither the Company nor the Bank undertake no obligation to update these forward looking statements to reflect events or circumstances after the date of this proxy statement/offering circular or to reflect the occurrence of unanticipated events.

Special Meeting of Shareholders

The Company is mailing this proxy statement/offering circular to you, as a shareholder of the Company, on or about March 29, 2019. With this document, the Company is sending you a notice of the Company’s special meeting of shareholders and a form of proxy that is solicited by the Company’s board of directors.

Date, Time and Place of the Special Meeting

The special meeting of shareholders will be held on May 9, 2019 at 2:00 p.m., Eastern time, at the offices of Goodwin Procter LLP located at 100 Northern Avenue, Boston, Massachusetts 02210.

Actions to be Taken at the Special Meeting

At the special meeting, shareholders of the Company as of the record date will be asked to consider and vote on the following proposals:

1.	To consider and vote upon a proposal to approve the plan of merger; and

2.

To consider and vote upon an adjournment of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the special meeting to vote in favor of approval of the plan of merger.

Record Date

If you were a shareholder of record of Company Voting Common Stock or Company Non-Voting Common Stock as of the close of business on March 8, 2019, the record date, you are entitled to receive notice of the special meeting and to vote the shares that you held as of the close of business on the record date, if any.

Attendance at the Special Meeting

All shareholders of record at the close of business on the record date, or their designated proxies, are authorized to attend the special meeting. Each shareholder of record and proxy will be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a shareholder of record but you hold your shares in “street name,” you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the special meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

Quorum

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of each of (i) Company Voting Common Stock and (ii) Company Non-Voting Common Stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. As of the record date, there were 8,229,922 shares of Company Voting Common Stock and 811,946 shares of Company Non-Voting Common Stock outstanding and entitled to vote at the special meeting. Each share of Company Voting Common Stock and each share of Company Non-Voting Common Stock outstanding on the record date is entitled to one vote on each matter properly submitted at the special meeting. Abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. Broker non-votes will not be counted for the purpose of determining whether a quorum is present at the special meeting.

Vote Required to Approve Each Proposal

Approval of the Plan of Merger. Approval of this proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Company Voting Common Stock and at least a majority of the outstanding shares of Company Non-Voting Common Stock, voting as separate classes, entitled to vote at the special meeting. If you abstain or do not vote, it will have the same effect as voting “AGAINST” approval of the plan of merger.

Approval of Adjournments of the Special Meeting. Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of Company Voting Common Stock at the special meeting. Holders of Company Non-Voting Common Stock are not being asked to vote on the adjournment proposal. If you do not vote, either in person or by proxy, it will have no effect on the outcome of the proposal. Proxies marked abstentions will have the same effect as a vote “AGAINST” this proposal.

Voting

Voting in Person at the Meeting. If you are a shareholder of record of Company Voting Common Stock or Company Non-Voting Common Stock as of the record date and attend the special meeting, you may vote in person at the meeting. If your shares of Company Voting Common Stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a proxy from the broker, bank or other nominee that holds your shares of record.

Voting by Proxy for Shares Registered Directly in Your Name. If you hold your shares of Company Voting Common Stock or shares of Company Non-Voting Common Stock in your own name in certificated form or as a holder of record with our transfer agent, Computershare, you may instruct the proxy holders named in the proxy card how to vote your shares in one of the following ways:

●	Internet Voting. You may provide voting instructions via the Internet by following the instructions provided on your proxy card. The website for Internet proxy voting is printed on your proxy card. Please have your proxy card in hand. Internet proxy voting is available 24 hours per day until 3:00 a.m., Eastern time, on May 9, 2019. You will receive a series of instructions that will allow you to provide voting instructions to your proxy agents for your shares. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you provide voting instructions via the Internet, you do not need to return your proxy card.

●

Telephone Voting. You also have the option to provide voting instructions by calling the toll-free number listed on your proxy card. Telephone proxy voting is available 24 hours per day until 3:00 a.m., Eastern time, on May 9, 2019. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to provide voting instructions to your proxy agents for your shares. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

●

Voting by Mail. If you would like to provide voting instructions to your proxy agents by mail, then please mark, sign and date your proxy card and return it promptly to our transfer agent, Computershare, in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name. If your shares of Company Voting Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

What To Do if I Receive More Than One Set of Voting Materials

You may receive more than one set of voting materials, including multiple copies of this proxy statement/offering circular and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Company Voting Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive, or otherwise follow the voting instructions set forth on the proxy card and voting instruction card.

Broker Non-Votes and Abstentions

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee and you do not give instructions to the broker, bank or other nominee on how to vote your shares at the special meeting, your broker, bank or other nominee may not vote your shares with respect to any of the proposals. Proxies submitted by a broker that do not exercise this voting authority are also known as “broker non-votes.”

An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting.

Effect of Broker Non-Votes and Abstentions on the Votes Required at the Special Meeting

The affirmative vote of holders of at least a majority of the outstanding shares of Company Voting Common Stock and at least a majority of the outstanding shares of Company Non-Voting Common Stock, voting as separate classes, entitled to vote at the special meeting is required to approve the reorganization proposal, and the affirmative vote of holders of a majority of the votes cast by holders of shares of Company Voting Common Stock at the special meeting is required to approve the adjournment proposal. Holders of Company Non-Voting Common Stock are not being asked to vote on the adjournment proposal. Because broker non-votes and abstentions are not considered a vote approving any proposal submitted at the special meeting, broker non-votes and abstentions will have the same effect as a vote against the reorganization proposal. However, broker non-votes will have no effect on the outcome of the adjournment proposal, but abstentions will have the same effect as a vote against the adjournment proposal.

How Shares Will Be Voted

All shares represented by valid unrevoked proxies will be voted in accordance with the instructions on the proxy card. If you return a signed proxy card, but make no specification on the card as to how you want your shares voted, your proxy will be voted “FOR” approval of the foregoing proposals. We are not currently aware of any other matters to be presented at the special meeting other than those described in this proxy statement/offering circular. If any other matters not described in the proxy statement/offering circular are properly presented at the special meeting, any proxies received by us will be voted in the discretion of the proxy holders.

Revocation of Proxies

If you do not hold your shares of Company Voting Common Stock or Company Non-Voting Common Stock in “street name”, you may revoke your proxy at any time before it has been exercised by:

●	Filing a written revocation with the Corporate Clerk of Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240;

●	Submitting a new proxy by telephone, Internet or proxy card after the time and date of the previously submitted proxy; or

●	Appearing in person and voting by ballot at the special meeting.

If you are a shareholder of record as of the record date attending the special meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the special meeting will not constitute revocation of a previously given proxy.

If you hold your shares of Company Voting Common Stock in “street name” and have instructed a broker, bank or other nominee to vote your shares, you must follow the directions you receive from your broker, bank or other nominee to change your vote.

Solicitation of Proxies

The solicitation of proxies is being made by the Company primarily by mail, but may also be made in person or by telephone, facsimile or email, by certain of its directors, officers and employees. No additional compensation will be paid to those individuals for any such services. The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. In addition, Equiniti (US) Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the special meeting. The Company will pay approximately $6,000, plus expenses, for these services.

PROPOSAL NO. 1—APPROVAL OF THE PLAN OF MERGER

At the special meeting, shareholders of the Company will consider and vote on a proposal to approve the plan of merger.

Approval of this proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Company Voting Common Stock and at least a majority of the outstanding shares of Non-Voting Common Stock, voting as separate classes, entitled to vote at the special meeting. If you abstain or do not vote, it will have the same effect as voting “AGAINST” the reorganization proposal.

The Company’s board of directors unanimously recommends that you vote “FOR” the reorganization proposal.

PROPOSAL NO. 2—ADJOURNMENT OF THE SPECIAL MEETING

The Company is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the plan of merger and the merger at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that the Company may not have received sufficient votes to approve the plan of merger and the merger by the time of the special meeting. In that event, the Company would need to adjourn the special meeting in order to solicit additional proxies.

To allow the proxies that have been received by the Company at the time of the special meeting to be voted for an adjournment, if necessary, the Company is submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. If the new date, time and place are announced at the special meeting before the adjournment, the Company is not required to give notice of the time and place of the adjourned meeting, unless the board of directors fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the plan of merger and the merger in the event that there are insufficient votes to approve that proposal. The Company’s board of directors retains full authority to the extent set forth in the Company’s bylaws and applicable law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any of the Company’s shareholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Company Voting Common Stock at the special meeting. Holders of Company Non-Voting Common Stock are not being asked to vote on the adjournment proposal. If you do not vote, either in person or by proxy, it will have no effect on the outcome of the proposal. Proxies marked abstentions will have the same effect as a vote “AGAINST” this proposal.

The Company’s board of directors unanimously recommends that you vote “FOR” the adjournment proposal.

The Reorganization and Plan of MERGER

The description of the reorganization and the plan of merger contained in this proxy statement/offering circular describes what we believe are the material effects of the reorganization and the material terms of the plan of merger. This summary description, however, is qualified in its entirety by reference to the plan of merger, which is attached to this proxy statement/offering circular as Appendix A and incorporated herein by reference.

General

The plan of merger provides for the merger of the Company with and into the Bank, with the Company’s separate corporate existence ceasing at the effective time of the reorganization, and the Bank continuing as the surviving entity. If the Company’s shareholders approve the plan of merger at the special meeting, and if the required regulatory approvals are obtained and the other conditions to the parties’ obligations to effect the reorganization are met or waived (to the extent permitted by law), we anticipate that the reorganization will be completed in the fourth fiscal quarter of 2019, although neither the Company nor the Bank can provide any assurances that the reorganization will close timely or at all.

Reasons for the Reorganization; Recommendation of the Company’s Board of Directors

The Company’s board of directors believes that the reorganization, on the terms and conditions set forth in the plan of merger, is advisable and in the best interests of the Company and its shareholders. Accordingly, the Company’s board of directors has adopted the plan of merger and the transactions contemplated thereby, including the reorganization, and unanimously recommends that the Company’s shareholders vote “FOR” approval of the plan of merger and the transactions contemplated thereby.

The Company’s board of directors, prior to and in reaching its decision to adopt the plan of merger and the transactions contemplated thereby and to recommend that the Company’s shareholders approve the plan of merger and the transactions contemplated thereby, consulted with the Company’s management and advisors and considered a variety of potential positive factors, potential risks and potential negative factors relating to the reorganization, including, without limitation or in any particular order of importance, the following:

●	the reorganization is expected to lead to managerial, operational and administrative cost savings and efficiencies associated with the elimination of redundant activities, including but not limited to, simplified financial reporting (consolidated accounting), elimination of regulatory oversight by the FRB with respect to bank holding company activities, decreased SEC registration fees as the Bank’s stock is exempt from registration under the Securities Act, and consolidation of governance and organizational structure, including Company/Bank policies and procedures, risk management, and the elimination of dual boards of directors and joint board meetings;

●

the Bank will no longer be subject to commitments made to the FRB in connection with the merger of the Company and FHB Formation LLC on December 29, 2010, including the most significant of which are to:

●	maintain a Tier 1 leverage ratio of at least 10%;

●	maintain a Total capital ratio of at least 15%;

●	limit purchased loans to 40% of total loans;

●	fund 100% of the Company’s loans with core deposits; and

●	hold commercial real estate (excluding owner-occupied commercial real estate) to within 300% of Total capital;

●

the Bank instead intends to replace such commitments with the following standards relating to its capital levels and asset portfolio composition, which will be incorporated into its policies and procedures:

●	maintain a Tier 1 leverage ratio of at least 10%, which is unchanged from the requirement in the commitments to the FRB;

●	maintain a Total capital ratio of at least 13.5% (as opposed to 15%);

●	limit purchased loans to 60% of total loans (as opposed to 40%);

●	maintain a ratio of the Bank’s loans to core deposits of not more than 125% (as opposed to 100%); and

●	hold commercial real estate (excluding owner-occupied commercial real estate) to within 500% of Total capital (as opposed to 300%).

●	the Company and the Bank believe that the changes to its regulatory commitments will result in an increase in loan capacity in the long run, as well as a decrease in the costs associated with holding excess cash;

●

the Company intends to redeem the $16.5 million unpaid principal balance of junior subordinated debentures issued by the Company in connection with the issuance of trust preferred securities by its three Delaware statutory trust subsidiaries, and the Bank will assume the Company’s obligations under the $15.1 million unpaid principal balance of 6.75% Fixed-to-Floating Rate Subordinated Notes due July 1, 2026; which will result in decreases of $24.5 million and $9.7 million in the Bank’s Tier 1 and Total Capital, respectively, as well as corresponding reductions in the Bank’s regulatory capital ratios;

●	the Bank will continue to be considered “well capitalized” under all regulatory capital definitions after such reductions in capital;

●

the redemption of the junior subordinated debentures is expected to result in a reduction in net income at the Company level of approximately $5.1 million, after tax, during the quarter in which the redemption occurs, due to the write-off of the carrying value discount on the debentures that was recognized in connection with the merger of FHB Formation LLC with and into the Company in December 2010;

●

after the reorganization, certain transactions by the Bank will be subject to MBFI regulatory review or approval, including but not limited to, increases or reduction in authorized shares of stock, issuance of preferred stock, issuance or retirement of debt instruments (including capital notes and debentures), reduction in the amount or redemption of any part of its common or preferred capital stock, the payment of dividends, and the conduct of certain types of activities that are incidental or closely related to banking;

●	the possibility of delays in accessing the capital markets for the issuance of equity (other than common stock) or debt securities associated with seeking the prior approval of the MBFI;

●	the expectation that the merger of the Company into the Bank, with the Bank continuing as the surviving entity, would qualify as a “reorganization” for United States federal income tax purposes; and

●

the regulatory and other approvals required in connection with the reorganization and the likelihood that the approvals needed to complete the reorganization would be obtained without unacceptable conditions.

The foregoing discussion of the factors considered by the Company’s board of directors is not intended to be exhaustive, but rather a summary of the material factors considered by the board of directors. In reaching its decision to adopt the plan of merger, the board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The board of directors considered the various factors as a whole, including discussions with, and questioning of, management and the Company’s advisors, and considered the factors to be favorable overall to its determination.

The foregoing discussion of the information and factors considered by the board of directors is forward-looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Note Regarding Forward-Looking Statements” on page 15.

Effects of the Reorganization

Conversion of Company Common Stock into Right to Receive Bank Common Stock. If the plan of merger is approved and the reorganization is subsequently completed, at the effective time of the reorganization, each outstanding share of Company Voting Common Stock will be converted into the right to receive one validly issued, fully paid, and nonassessable share of Bank Voting Common Stock; each outstanding share of Company Non-Voting Common Stock will be converted into the right to receive one validly issued, fully paid, and nonassessable share of Bank Non-Voting Common Stock; and the holder of certificates which represent shares of Company Voting Common Stock or Company Non-Voting Common Stock will be entitled to receive new certificates evidencing an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable. Any fraction of a share of Company Voting Common Stock and Company Non-Voting Common Stock will also be automatically converted into the right to receive the same fraction of a share of Bank Voting Common Stock and Bank Non-Voting Common Stock, respectively. Accordingly, following the completion of the reorganization, shares of Bank Voting Common Stock and shares of Bank Non-Voting Common Stock will be owned directly by the Company’s shareholders in the same proportion as their ownership of shares of Company Voting Common Stock and shares of Company Non-Voting Common Stock, respectively, immediately prior to the reorganization.

Procedures to Receive Bank Common Stock. After the completion of the reorganization, Computershare will mail Transmittal Materials to those record holders of Company Voting Common Stock and Company Non-Voting Common Stock whose shares are represented either in whole or in part by a Company Certificate or Company Certificates. The Transmittal Materials will describe how these record holders may submit to Computershare their Company Certificates. Company shareholders holding Company Certificates must deliver to Computershare properly completed and executed Transmittal Materials, including any Company Certificates, to receive a certificate representing an equivalent number of shares of Bank Voting Common Stock or shares of Bank Non-Voting Common Stock. Upon the receipt of such properly completed and executed Transmittal Materials, including any Company Certificates, Computershare will issue to these record holders a certificate representing an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock, as applicable, or will credit the accounts of these record holders with an equivalent number of shares in book-entry form, as elected by record holders in their Transmittal Materials.

Record holders of Company Voting Common Stock or Company Non-Voting Common Stock whose shares are held only in book-entry form will not receive Transmittal Materials from Computershare. The book-entry shares owned by these record holders will be automatically converted into an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock in book-entry form, and their accounts will be credited accordingly.

Assumption of Equity-Based Plans and Awards, and Employee Benefit Plans. The Bank will assume and continue the Company’s equity plan and will also assume all stock-based awards that were granted by the Company and that are outstanding under that plan. As a result, each of the Company’s outstanding stock-based awards will be converted into similar stock-based awards that cover the same number of shares of Bank Voting Common Stock, and with the same terms and conditions, including the same vesting, exercisability and other restrictions, which will not be affected by the reorganization. In addition, the Bank will assume all of the Company’s employee benefit plans, including retirement, health and welfare plans and fringe benefit arrangements for its employees.

Assumption of Change in Control Obligations. The Bank will assume the Company’s change in control obligations under its agreement with Richard Wayne, President and Chief Executive Officer, and Mr. Wayne will continue to be subject to the obligations and restrictive covenants included in the agreement. The reorganization is not a “change in control” under this agreement. No payments will be due under this agreement as a result of the reorganization.

Management and Operations After the Reorganization. After completion of the reorganization, the business of the Bank will remain unchanged. The Bank and the Company currently have the same directors, and it is expected that the Bank will continue to have the same directors, with the same terms of service, after the reorganization as the Company had immediately prior thereto. Officers of the Company immediately prior to the reorganization will hold the same positions and titles with the Bank following the reorganization. The offices and other business premises of the Bank will likewise continue to be occupied by the Bank, and the Bank will assume all of the contractual obligations of the Company.

The Amended and Restated Articles of Incorporation of the Bank and Amended and Restated Bylaws of the Bank will be substantially similar to the articles of incorporation and bylaws of the Company as in effect immediately prior to the time of the reorganization. Immediately following the reorganization, the Bank will have the same outstanding capital stock with the same rights and privileges as the outstanding capital stock of the Company immediately prior to the reorganization. Immediately after the reorganization, the Bank will have substantially the same consolidated assets, liabilities and shareholders’ equity as the Company.

After the reorganization, the Bank’s board of directors will have the same corporate governance and oversight committees, including the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee, the Risk Management Committee, as the Company’s board of directors had immediately prior to the reorganization, including the same committee charters and committee chairmen as were in place prior to the reorganization.

Regulation of the Bank After the Reorganization. After completion of the reorganization, the Bank will continue to be subject to regulation by the MBFI and by the FDIC, whereas the Company is not itself directly subject to those bank regulatory requirements. Accordingly, the Bank will be restricted in its ability to engage in certain types of activities that are not incidental or closely related to banking which the Company presently may engage in, certain transactions by the Bank will be subject to regulatory review or approval, including but not limited to increases or reductions in authorized shares of stock, issuance of preferred stock, issuance or retirement of debt instruments, reduction in the amount or retirement of any part of its common or preferred stock, changes of control, merger transactions with other depository institutions or bank holding companies, and certain types of activities that are incidental or closely related to banking, and the Bank’s operations and activities must conform to and comply with standards of safety and soundness as required by Maine and federal law and regulations.

In addition, the Company is currently subject to regulation by the FRB and is subject to commitments made to the FRB in connection with the merger of the Company and FHB Formation LLC on December 29, 2010, the most significant of which are to:

●	maintain a Tier 1 leverage ratio of at least 10%;

●	maintain a Total capital ratio of at least 15%;

●	limit purchased loans to 40% of total loans;

●	fund 100% of the Company’s loans with core deposits; and

●	hold commercial real estate loans (excluding owner-occupied commercial real estate) to within 300% of Total capital.

At the time the reorganization is effected and there is no longer a bank holding company, these commitments no longer will be applicable. In connection with the reorganization, the Bank instead intends to establish the following standards relating to its capital levels and asset portfolio composition, which will be incorporated into its policies and procedures:

●	maintain a Tier 1 leverage ratio of at least 10%, which is unchanged from the requirement in the commitments to the FRB;

●	maintain a Total capital ratio of at least 13.5% (as opposed to 15%);

●	limit purchased loans to 60% of total loans (as opposed to 40%);

●	maintain a ratio of the Bank’s loans to core deposits of not more than 125% (as opposed to 100%); and

●	hold commercial real estate loans (excluding owner-occupied commercial real estate) to within 500% of Total capital (as opposed to 300%).

These newly established standards are designed to help ensure the Bank would continue to operate in a safe and sound manner, but may permit more growth in the Bank’s loan portfolio as compared to operating under the existing commitments. The Company and the Bank believe that these changes will result in an increase in loan capacity in future periods, as well as a decrease in the costs associated with holding excess cash.

In addition, as conditions to the MBFI approval order, the Bank must maintain a Tier 1 Capital to Total Risk Weighted Assets ratio of not less than 8.5% and a Total Capital to Total Risk Weighted Assets ratio of not less than 13.5%. These conditions will continue to apply to the Bank after the reorganization.

Impact of Reorganization on Regulatory Capital and Operating Results. In connection with the proposed reorganization, subject to the non-objection of the FRB, the Company intends to redeem the $16.5 million unpaid principal balance of junior subordinated debentures issued by the Company in connection with the issuance of trust preferred securities by its three Delaware statutory trust subsidiaries, and the Bank will assume the Company’s obligations under the $15.1 million unpaid principal balance of 6.75% Fixed-to-Floating Rate Subordinated Notes due July 1, 2026. As a result of these transactions, the Bank’s Tier 1 and Total capital is expected to be reduced by approximately $24.5 million and $9.7 million, respectively. On a pro forma basis as of December 31, 2018 after giving effect to these transactions, the Bank’s Tier 1 Capital to Total Risk Weighted Assets, Total Capital to Total Risk Weighted Assets, and Tier 1 Capital to Average Consolidated Assets ratios would have been 15.6%, 17.8%, and 12.0%, respectively, and the Bank will be considered “well capitalized” under all regulatory capital definitions.

The following table sets forth the capitalization of the Bank, including regulatory capital ratios, on a consolidated basis, as of December 31, 2018, on an actual basis and an as-adjusted basis, after giving effect to the reorganization (assuming the redemption of $16.5 million unpaid principal balance of junior subordinated debentures issued by the Company in connection with the issuance of trust preferred securities by its three Delaware statutory trust subsidiaries, and assumption by the Bank of the Company’s obligations under the $15.1 million unpaid principal balance of 6.75% Fixed-to-Floating Rate Subordinated Notes due July 1, 2026).

	At December 31, 2018
	Actual	As Adjusted
	(Dollars in Thousands)
Assets:
Cash and investments	$220,445	$203,596
Loans held for sale	1,799	1,799
Total loans, net of allowance for loan losses	932,838	932,838
Other assets	38,526	39,499
Total assets	$1,193,608	$1,177,732

Liabilities:
Deposits	$1,003,873	$996,971
Borrowings	15,466	30,240
Other liabilities	7,407	8,442
Total liabilities	1,026,746	1,035,653

Stockholders’ equity:
Additional paid-in capital	57,035	57,035
Retained earnings	110,899	85,639
Accumulated other comprehensive loss	(1,072)	(595)
Total shareholders’ equity	166,862	142,079
Total liabilities and shareholders’ equity	$1,193,608	$1,177,732

Capital Ratios:
Common equity Tier 1 capital to risk weighted assets	18.3%	15.6%
Total capital to risk weighted assets	18.8%	17.8%
Tier 1 capital to risk weighted assets	18.3%	15.6%
Tier 1 capital to average assets	14.0%	12.0%

In addition, the redemption of the junior subordinated debentures is expected to result in a reduction in net income at the Company level of approximately $5.1 million, after tax, during the quarter in which the redemption occurs, due to the write-off of the carrying value discount on the debentures that was recognized in connection with the merger of FHB Formation LLC with and into the Company in December 2010.

Securities Regulation; Exchange Act Registration; Trading. Pursuant to Section 3(a)(2) of the Securities Act, securities issued by the Bank, including the Bank Voting Common Stock and Bank Non-Voting Common Stock to be issued in connection with the reorganization, are exempt from registration under the Securities Act. Following the reorganization, the Bank Voting Common Stock will be registered under the Exchange Act, which vests the FDIC with the power to administer and enforce certain sections of the Exchange Act applicable to banks. Following the reorganization, the Bank will not be required to file periodic or current reports or other materials with the SEC but will be required to file such periodic and current reports and other materials required under the Exchange Act with the FDIC. Among other things, the Bank will file annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the FDIC, and the Bank’s executive officers, directors and certain shareholders will be subject to the reporting requirements and prohibition on short-swing profits under Section 16 of the Exchange Act. In connection with the reorganization and the registration with the FDIC of the Bank Voting Common Stock under the Exchange Act, the Company will de-register the Company Voting Common Stock with the SEC under the Exchange Act.

Interests of Company Executive Officers and Directors in the Reorganization

The executive officers and directors of the Company will hold the same offices with the Bank after the reorganization as they held with the Company prior to the reorganization, and will continue to be entitled to the same compensation and equity-based and other incentive awards as they held immediately prior to the reorganization. As such, other than their interest as Company shareholders, the executive officers and directors of the Company do not have any material interests created by or arising from the reorganization.

Conditions to the Reorganization

The respective obligations of the Company and the Bank to complete the reorganization are subject to various conditions prior to the reorganization. The conditions include the following:

●	approval of the plan of merger by the Company’s shareholders;

●

all approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the reorganization, including the FDIC and the MBFI must have been obtained or made by the Company and the Bank, and must be in full force and effect and all waiting periods required by law must have been expired or been terminated;

●	all required and advisable third-party consents and approvals must have been obtained;

●	the shares of Bank Voting Common Stock must have been registered with the FDIC pursuant to the Exchange Act;

●	the shares of Bank Voting Common Stock must have been authorized for listing on NASDAQ;

●

the board of directors of the Company must have received the opinion of Goodwin Procter LLP that holders of Company Voting Common Stock and Company Non-Voting Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the reorganization; and

●

the completion of the reorganization must not be illegal or otherwise prohibited and no order, statute, law, regulation, judgment or restraining order preventing the completion of the reorganization shall be in effect.

The parties may waive conditions to their obligations, if permitted by law. Shareholder approval and regulatory approvals may not be legally waived.

Amendment; Termination

The plan of merger may be amended or modified at any time, whether before or after its approval by the Company’s shareholders, by mutual agreement as authorized by the Company’s and the Bank’s boards of directors, except that, without prior Company shareholder approval, no amendment may be made after the special meeting that changes the amount or kind of shares the Company shareholders will receive under the plan of merger or that changes any of the other terms of plan of merger if the change would adversely affect such shareholders in any material respect.

Pursuant to its terms, at any time prior to the completion of the reorganization, the plan of merger may be terminated and the reorganization abandoned for any reason by resolution of either of the Company’s or the Bank’s board of directors. If the plan of merger is terminated, it will become void and have no effect and the parties will be relieved of all obligations and liabilities thereunder. Under such circumstances, the Company expects that it would continue to operate in its current holding company structure, rather than in the simpler structure that is being proposed. In that case, the Company would likely continue to incur certain costs, such as administrative costs, that could potentially be avoided if the reorganization were completed and the structure simplified, and would remain subject to the regulatory commitments made to the FRB. The conditions to the MBFI approval order regarding the maintenance of certain regulatory capital ratios will continue to apply to the Bank whether or not the reorganization is completed.

Effective Time of the Reorganization

The parties expect that the reorganization will be completed in the fourth fiscal quarter of 2019, or as soon as possible after the receipt of all regulatory and shareholder approvals, the expiration of all regulatory waiting periods and the satisfaction or waiver of all other conditions to the completion of the reorganization. The reorganization will be legally completed by the filing of articles of merger with the MBFI and the Maine Secretary of State. Neither the Company nor the Bank can provide any assurances, however, that the reorganization will close timely or at all.

Regulatory Approvals Required for the Reorganization

General. The Company and the Bank will use commercially reasonable efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities that are necessary or advisable to complete the reorganization. This includes certain approvals of the FDIC and the MBFI. The application seeking approval from the FDIC was submitted by the Bank on January 7, 2019 and was approved by the FDIC on March 7, 2019. The Company cannot provide assurance that any remaining approvals will be obtained or that there will not be any litigation challenging such approvals.

The Company is not aware of any material governmental approvals or actions that are required prior to the reorganization other than those described below. The Company presently contemplates that it will seek any additional governmental approvals or actions that may be required; however, it cannot provide assurance that it will obtain any such additional approvals or actions.

FDIC. The Bank Merger Act of 1960, as amended, requires the prior written approval of the FDIC before any insured depository institution may merge or consolidate with any noninsured bank or institution. The Bank Merger Act prohibits the FDIC from approving any proposed merger transaction that would result in a monopoly, or would further a combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. Similarly, the Bank Merger Act prohibits the FDIC from approving a proposed merger transaction the effects of which in any section of the country may be substantially to lessen competition, or tend to create a monopoly, or which in any other manner would be in restraint of trade, unless the FDIC finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In every proposed merger transaction, the FDIC must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the community to be served, and the risk to the stability of the U.S. banking or financial system. In addition, the FDIC must consider the effectiveness of each insured depository institution involved in the proposed merger transaction in combatting money-laundering activities, including in overseas branches. Under the Community Reinvestment Act of 1977, the FDIC also must take into account the record of performance of each bank in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by each bank.

Applicable regulations require publication of notice of an application for approval of a merger and an opportunity for the public to comment on the application in writing. Any merger approved by the FDIC may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the FDIC and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

MBFI Approval. The reorganization will require the MBFI to approve or not object to certain steps in the reorganization, including the issuance of Bank Voting Common Stock and Bank Non-Voting Common Stock and adoption of the Amended and Restated Articles of Incorporation of the Bank. In addition, the Bank must provide the MBFI with notice of the adoption of the Amended and Restated Bylaws of the Bank. The Company and the Bank also will file articles of merger with the MBFI and the Maine Secretary of State.

Accounting Treatment

For accounting purposes, the reorganization will be treated as a combination of related interests. The capitalization, assets, liabilities, income and financial statements of the Bank immediately following the reorganization will be substantially the same as the consolidated capitalization, assets, liabilities, income and financial statements of the Company immediately prior to the reorganization, all of which will be shown on the Bank’s books at their historical recorded values.

Appraisal Rights

Company Voting Common Stock. The Company is a Maine corporation that is governed by MBCA. In accordance with Section 1303 of the MBCA, holders of shares of Company Voting Common Stock are not entitled to appraisal or dissenters’ rights in connection with the reorganization, as such shares are listed on the NASDAQ.

Company Non-Voting Common Stock. Under the MBCA, shareholders may, under certain circumstances, exercise appraisal rights in the event of certain limited corporate actions and obtain payment for the fair value of their shares. For example, subject to certain exceptions, appraisal rights are available under Maine law to any holder of shares of a constituent corporation in the event of a merger if such shareholder is entitled to vote upon the merger. Neither the Company’s Articles of Incorporation nor the Company’s Bylaws grant any appraisal rights in addition to the statutorily prescribed rights. Holders of Company Non-Voting Common Stock are entitled to statutorily prescribed appraisal or dissenters’ rights in connection with the reorganization.

Holders of Company Non-Voting Common Stock who desire to exercise their appraisal rights must satisfy all of the conditions and requirements set forth in the MBCA in order to maintain these rights and obtain any payment due in respect of the exercise of these rights.

Pursuant to Section 1301 et seq. of Chapter 13 of the MBCA, in the event that the reorganization is consummated, any holder of shares of the Company Non-Voting Common Stock who objects to the reorganization is entitled to dissent from the reorganization and to have the fair value of such shares, referred to in this discussion as Dissenting Stock, as determined by the Company, or if necessary, judicially determined, paid to him or her, by complying with the provisions of Sections 1301 et seq. of the MBCA. Failure to take any steps set forth in Sections 1301 et seq. in connection with the exercise of such rights may result in termination or waiver thereof.

The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Stock, or a dissenting shareholder, in order to exercise his or her rights under the MBCA. This summary, however, is not a complete statement of all applicable requirements but contains substantially all material information regarding the exercise of appraisal rights under Section 1301 et seq. of Chapter 13 of the MBCA, the text of which is attached as Appendix B to this proxy statement/offering circular. Additionally, the following summary does not constitute any legal or other advice, nor does it constitute a recommendation that the holders of Company Non-Voting Common Stock exercise their appraisal rights under Section 1301 et seq. of Chapter 13.

If a holder of Company Non-Voting Common Stock elects to exercise appraisal rights with respect to the reorganization, such holder of Company Non-Voting Common Stock must (i) deliver to the Company, prior to the vote on the reorganization at the special meeting a written notice of intention to demand payment for his shares if the reorganization is effected and (ii) not vote in favor of the reorganization. The written notice required to be delivered to the Company by a dissenting shareholder is in addition to and separate from any proxy or vote against the reorganization. Neither voting against nor failure to vote for the reorganization will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the reorganization, however, will not constitute a waiver of rights under Section 1301 et seq. of Chapter 13 provided that a written notice has been properly filed. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the reorganization and will be deemed a waiver of appraisal rights.

Subject to the foregoing, a beneficial holder of Company Non-Voting Common Stock may assert appraisal rights as to shares held on his or her behalf only if (i) he or she submits to the Company, not later than the time by which the beneficial holder of Company Non-Voting Common Stock must assert appraisal rights, the consent of the record holder of Company Non-Voting Common Stock to the dissent and (ii) he or she does so with respect to all shares of the Company Non-Voting Common Stock of which he or she is the beneficial owner. A record holder of shares of the Company Non-Voting Common Stock may dissent on behalf of any beneficial owner with respect to all but not less than all the shares of such beneficial owner if the record holder notifies the Company in writing of the name and address of each such person on whose behalf he or she asserts appraisal rights. All notices of intention to demand payment should be addressed to Corporate Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

If the reorganization is approved, the Company is obligated to give written notice to each dissenting shareholder who timely filed a notice of intention to demand payment and who did not vote in favor of approval of the reorganization no later than 10 days after the effective date of the reorganization by the shareholders of the Company. The notice must be accompanied by a copy of Section 1301 et seq. of Chapter 13 and must (i) state where a demand for payment must be sent and where and when certificates for Dissenting Stock must be deposited in order to obtain payment, (ii) inform holders of the Company’s estimate of the fair value of the shares, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed reorganization (i.e., January 7, 2019) and requires that the person asserting appraisal rights certify whether or not he or she acquired beneficial ownership of the shares before that date and that he or she did not vote for the reorganization, (iv) set a date by which the Company must receive the payment demand, which date shall not be less than 40 days nor more than 60 days after the date the notice is delivered, and state that the dissenting shareholder shall have waived the right to demand appraisal unless the form is received by such date, (v) state that the Company will provide to any requesting dissenting shareholder, within 10 days after the deadline to submit the form, the number of dissenting shareholders and the total number of shares owned by them, and (vi) the date by which a notice to withdraw appraisal rights must be received, which must be within 20 days of the deadline to submit the form. The notice must be accompanied by (x) the Company’s annual financial statements of a fiscal year ending not more than 16 months before the date of payment and (y) the latest available quarterly financial statements of the Company. The dissenting shareholder must demand payment, certify whether he or she acquired ownership of such shares prior to January 7, 2019, and deposit the certificates in accordance with the terms of the notice. A dissenting shareholder who fails to demand payment or deposit certificates for Dissenting Stock, as required, shall have no right under Section 1301 et seq. of Chapter 13 to receive payment for the Dissenting Stock.

Within 30 days after the form for demanding payment is due, the Company shall pay to each dissenting shareholder who has made proper demand and deposited his or her certificates the amount which the Company estimates to be the fair value of his or her Dissenting Stock, with accrued interest, if any, accompanied by (i) the Company’s annual financial statements of a fiscal year ending not more than 16 months before the date of payment, (ii) a statement of the Company’s estimate of the fair value of the shares, (iii) a statement of the dissenting shareholder’s right to demand further payment pursuant to Section 1327 of Chapter 13 if the holder of Company Non-Voting Common Stock is dissatisfied with the Company’s offer and the result of the holder does not do so, and (iv) the latest available quarterly financial statements of the Company. The Company may withhold payment from any dissenting shareholder who did not certify that beneficial ownership of the Company Non-Voting Common Stock was acquired prior to January 7, 2019, the date on which announcement of the reorganization was first made. To each holder of shares of the Company Non-Voting Common Stock acquired on or after January 7, 2019, the Company, upon consummation of the reorganization, shall send (i) the Company’s annual financial statements of a fiscal year ending not more than 16 months before the date of payment, (ii) its estimate of the fair value of such shares of the Company Non-Voting Common Stock, (iii) notification that the dissenting shareholder may accept the Company’s estimate of fair value plus interest in full satisfaction of their demand for appraisal rights or demand appraisal under Section 1327, (iv) notification that such dissenting shareholders should notify the Company of their acceptance of the Company’s offer within 30 days after receiving the offer, and (v) notification that such dissenting shareholders who do not satisfy the requirements for demanding appraisal shall be deemed to have accepted the Company’s offer.

Fair value of Dissenting Stock means the value immediately before the effective date, using customary and current valuation concepts generally employed for similar businesses, without discounting for lack of marketability or minority status.

If a dissenting shareholder believes the amount paid or offered to be paid, as the case may be, to be less than fair value (or that the interest, if any, is not correct), such dissenting shareholder may send the Company his or her own estimate of fair value (and interest, if any) and demand payment of the deficiency, or (as applicable) reject the Company’s offer and demand payment of the fair value (and interest, if any). If the dissenting shareholder does not notify the Company of his or her payment demand within 30 days after the Company has made payment or offered payment, as the case may be, such shareholder shall be entitled to no more than the amount remitted.

Within 60 days after receipt of a demand for payment of the deficiency, if it remains unsettled, the Company (or its successor, as applicable) shall file a petition with the court in Androscoggin County, Maine requesting determination of the fair value of the Dissenting Stock and accrued interest. All dissenting shareholders whose demands have not been settled shall be parties to such action and shall be served a copy of the petition. The Court shall determine the fair value of the Dissenting Stock and each dissenting shareholder shall be entitled to judgment for the amount by which the amount previously remitted by the Company is exceeded by the Court’s determination of fair value, if any. If the Company does not file a petition with the 60 day period, each dissenting shareholder who has made a demand and who has not settled his or her claim shall be entitled to receive the amount demanded with interest and may sue to enforce his or her claim in an appropriate court.

Costs of an appraisal proceeding, including costs and expenses of appraisers appointed by the Court, shall be determined by the Court and assessed against the Company, except that the Court may assess any part of such costs and expenses to all or some of the dissenting shareholders who are parties and whose action the Court finds to be arbitrary, vexatious or not in good faith in demanding payment under Section 1301 et seq. of Chapter 13. Fees and expenses of counsel and experts for the respective parties may be assessed against (i) the Company if the Court finds it failed to comply substantially with the requirements of Chapter 13 or (ii) either the Company or a dissenting shareholder if the Court finds that the party acted arbitrarily, vexatiously or not in good faith with respect to its appraisal rights. The Court may award reasonable attorney fees to be paid out of the amounts awarded to the dissenting shareholders if the Court finds that the services of counsel for any dissenting shareholder have been of substantial benefit to other dissenting shareholders similarly situated and that such attorney fees should not be assessed against the Company.

In view of the complexity of Section 1301 et seq. of Chapter 13 of the MBCA, holders of Company Non-Voting Common Stock who may wish to pursue appraisal rights should consult their legal counsel and financial advisors.

Resale of Bank Stock

It is expected that the shares of Bank Voting Common Stock to be issued to holders of Company Voting Common Stock under the plan of merger will be listed on NASDAQ and freely tradable by such shareholders without restriction. The Company Non-Voting Common Stock currently is not, and after the reorganization the Bank Non-Voting Common Stock will not, be traded or quoted on any securities exchange.

Material United States Federal Income Tax Consequences of the Reorganization

The following is a general summary of material United States federal income tax consequences of the merger of the Company and the Bank to U.S. holders of the Company Voting Common Stock and Company Non-Voting Common Stock, which we refer to as the “reorganization.” The federal income tax laws are complex, and the tax consequences of the reorganization may vary depending upon each shareholder’s individual circumstances or tax status. The following discussion is based upon current provisions of the Code, existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. Any such change could affect the validity of this discussion. No attempt has been made to comment on all United States federal income tax consequences of the reorganization that may be relevant to the Company’s shareholders. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular Company shareholder.

The following discussion may not apply to particular categories of holders of shares of Company Voting Common Stock and Company Non-Voting Common Stock in light of their individual circumstances or to holders that are subject to special treatment under the Code, such as:

●	pass-through entities or investors in pass-through entities;

●	trusts and estates;

●	insurance companies;

●	financial institutions;

●	brokers or dealers in securities;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	tax-exempt organizations;

●	individual retirement and other tax-deferred accounts;

●	banks;

●	persons subject to the alternative minimum tax;

●	persons who hold Company Voting Common Stock and Company Non-Voting Common Stock as part of a straddle, hedging or conversion transaction;

●	persons whose functional currency is other than the United States dollar;

●	persons eligible for tax treaty benefits;

●	foreign corporations, foreign partnerships and other foreign entities;

●	persons who are not citizens or residents of the United States; and

●	holders whose shares of the Company were acquired pursuant to the exercise of an employee stock option or otherwise as compensation.

This discussion assumes that holders of shares of Company Voting Common Stock and Company Non-Voting Common Stock hold their shares as capital assets within the meaning of section 1221 of the Code. The following discussion does not address state, local or foreign tax consequences of the reorganization. You are urged to consult your tax advisors to determine the specific tax consequences to you of the reorganization, including any state, local or foreign tax consequences of the reorganization.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Voting Common Stock and Company Non-Voting Common Stock that is:

●	a U.S. citizen or resident, as determined for federal income tax purposes; or

●	a corporation, or entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia.

ALL HOLDERS OF COMPANY VOTING COMMON STOCK OR COMPANY NON-VOTING COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

Tax Consequences of the Reorganization

In connection with the completion of the reorganization and based on facts and representations and assumptions regarding factual matters that will be provided by the Company and the Bank and that are consistent with the state of facts that the Company and the Bank believe will be existing as of the effective time of the reorganization, Goodwin Procter LLP is expected to provide an opinion that the reorganization, when consummated in accordance with the terms of the plan of merger, will constitute a “reorganization” within the meaning of Section 368(a) of the Code. The tax opinion to be given in connection with the reorganization will not be binding on the Internal Revenue Service (the “IRS”) or the courts. Neither the Company nor the Bank intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the reorganization. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below.

The Company expects that the reorganization will be treated as a “reorganization” within the meaning of section 368(a) of the Code, with the tax consequence as described below.

Neither the Company nor the Bank will recognize any taxable gain or loss as a result of the reorganization, and each will be a party to a reorganization within the meaning of section 368(a) of the Code.

Company shareholders will receive Bank Voting Common Stock or Bank Non-Voting Common Stock in exchange for all of his, her or its shares of Company Voting Common Stock or Company Non-Voting Common Stock and generally will not recognize any gain or loss.

The shareholder’s aggregate tax basis in the Bank Voting Common Stock or Bank Non-Voting Common Stock received pursuant to the reorganization will equal that shareholder’s aggregate tax basis in the shares of Company Voting Common Stock or shares of Company Non-Voting Common Stock being exchanged.

The tax opinion to be delivered to the Company in connection with the reorganization is not binding on the IRS or the courts, and neither the Company nor the Bank have sought or will seek any ruling from the IRS, regarding any matters relating to the reorganization. Consequently, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions contained in the tax opinion delivered to the Company or the federal income tax consequences of the reorganization described in this proxy statement/offering circular.

Information Reporting

Company shareholders who receive Bank Voting Common Stock or Bank Non-Voting Common Stock as a result of the reorganization will be required to retain records pertaining to the reorganization and will be required to file with their United States federal income tax return for the year in which the reorganization takes place a statement setting forth certain facts relating to the reorganization.

Other Tax Consequences

The state and local tax treatment of the reorganization may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the treatment of the reorganization under state and local tax laws.

The preceding discussion is intended only as a general discussion of material U.S. federal income tax consequences of the reorganization. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the reorganization, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws, and the effect of any proposed changes in tax laws.

Description of Bank CAPITAL STOck and Comparison of ShareholderS’ Rights

The following summary description of the material features of the Bank Voting Common Stock and Bank Non-Voting Common Stock to be issued in the reorganization is qualified in its entirety by reference to the applicable provisions of Maine law and by the Amended and Restated Articles of Incorporation of the Bank and the Amended and Restated Bylaws of the Bank to be adopted in connection with the reorganization. The description of the Company Voting Common Stock in the Company’s Registration Statement on Form 8-A/A dated September 10, 2007, including any subsequently filed amendments and reports updating such description, is incorporated herein by reference.

As a result of the reorganization, holders of Company Voting Common Stock will become holders of Bank Voting Common Stock and holders of Company Non-Voting Common Stock will become holders of Bank Non-Voting Common Stock. The rights of shareholders of the Bank will be governed by Maine law, certain federal laws governing banks, and the Bank’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which will be adopted in connection with the reorganization. We urge you to read the applicable provisions of the Bank’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are included in Appendix A to this proxy statement/offering circular, carefully and in their entirety.

Copies of the Company’s governing documents have been filed with the SEC and copies of the Bank’s governing documents will be filed with the FDIC. Copies of the Company’s and the Bank’s governing documents will be sent free of charge to holders of shares of Company Voting Common Stock and Company Non-Voting Common Stock upon written request prior to the special meeting.

The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are substantially similar to the Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the time of the reorganization. Unless otherwise indicated below, there are no material differences between the rights of shareholders of the Company prior to the reorganization and the rights of Bank shareholders following the reorganization.

Authorized Capital Stock

After the reorganization, the authorized capital stock of the Bank will consist of 29,000,000 shares, of which 25,000,000 shares, $1.00 per value per share, shall be designated as voting common stock, referred to as Bank Voting Common Stock; 3,000,000 shares, $1.00 per value per share, shall be designated as non-voting common stock, referred to as Bank Non-Voting Common Stock; and 1,000,000 shares, $1.00 par value, shall be designated as preferred stock. Shares of Bank Non-Voting Common Stock will have all of the same rights and preferences as shares of Bank Voting Common Stock, provided, however, that the shares of Bank Non-Voting Common Stock shall not have voting rights, subject to certain limited exceptions. The Bank Voting Common Stock, together with the Bank Non-Voting Common Stock, shall be referred to in this section as the “Bank Common Stock”.

The authorized but unissued shares of capital stock of the Bank are available for future issuances without shareholder approval, subject to certain exceptions, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital and employee benefit plans. Unlike issuances of shares of capital stock of the Company, future issuances of shares of capital stock of the Bank are subject to the approval of the MBFI. Any such future issuances could be dilutive to shareholders at the time of the issuance. The offer and sale of capital stock of the Company is subject to the registration requirements of the Securities Act; conversely, offers and sales of capital stock of the Bank are exempt from those registration requirements. The existence of authorized but unissued and unreserved shares of capital stock could also render more difficult or discourage an attempt to obtain control of the Bank by means of a proxy contest, tender offer, merger or otherwise.

Bank Voting Common Stock

General. Each share of Bank Voting Common Stock has the same relative rights as, and is identical in all respects to, each other share of Bank Voting Common Stock. Following the reorganization, it is expected that the shares of Bank Voting Common will be traded on NASDAQ under the same ticker symbol currently used by the Company, “NBN.” The transfer agent for Bank Voting Common Stock will be Computershare, which has its principal office at 250 Royall Street, Canton, Massachusetts 02021.

Dividends. Subject to federal and state banking law and regulation, the Bank’s board of directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of Bank Common Stock. The holders of Bank Common Stock are entitled to share ratably in dividends when and as declared by the board of directors out of funds legally available therefor and subject to right or preferences of any outstanding preferred stock.

The payment of dividends or distributions by the Company currently are subject to the restrictions set forth in the MBCA applicable to the declaration of dividends or distributions by a Maine corporation. The payment of dividends or distribution by the Bank is also subject to the restrictions set forth in Maine’s financial institutions laws and the regulations promulgated by the FDIC and the MBFI. The restrictions set forth in the Maine Banking Code and the regulations promulgated by the FDIC and the MBFI may be more onerous than those set forth in the MBCA.

Voting Rights. The holders of the shares of Bank Voting Common Stock will possess all voting power for the election of the Bank’s directors and other matters requiring shareholder action. Holders of shares of Bank Voting Common Stock will be entitled to one vote per share on matters to be voted on by shareholders and, in general, at a meeting at which a quorum is present, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and shareholders do not have the right to accumulate their votes in the election of directors.

The shares of Bank Non-Voting Common Stock are non-voting, except that they are entitled to vote as a class on matters that could adversely affect the shares of Bank Non-Voting Common Stock, as specified in the Amended and Restated Articles of Incorporation. In addition, shares of Bank Non-Voting Common Stock are entitled to vote on certain limited matters provided by law.

No Preemptive Rights; Redemption and Assessment. Holders of shares of Bank Common Stock are not entitled to preemptive rights with respect to any shares of Bank Common Stock that may be issued in the future. Shares of Bank Common Stock are not subject to redemption or any sinking fund. Upon completion of the reorganization, all outstanding shares of Bank Common Stock will be, duly authorized, validly issued, fully paid and nonassessable.

Bank Non-Voting Common Stock

General. Each share of Bank Non-Voting Common Stock has the same relative rights as, and is identical in all respects to, each other share of Bank Non-Voting Common Stock. The Company Non-Voting Common Stock currently does not, and after the reorganization the Bank Non-Voting Common Stock will not, be traded or quoted on any securities exchange.

Voting; Rights and Privileges. The holders of Bank Non-Voting Common Stock shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law, including, without limitation, 12 C.F.R. § 225.2(q)(2) and Section 1004(1) of the MBCA (or any successor provision). Bank Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Bank Voting Common Stock (as discussed above) and be treated the same as Bank Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction).

Conversion; Limitations on Transfer. Shares of Bank Non-Voting Common Stock shall automatically convert into shares of Bank Voting Common Stock solely upon a transfer of such shares of Bank Non-Voting Common Stock to a transferee that is not an affiliate of the transferor for purposes of the Bank Holding Company Act or the Change in Bank Control Act (the “Control Regulations”).

Shares of Bank Non-Voting Common Stock may be transferred solely where such transfer is made (i) to an affiliate of the transferor of such Bank Non-Voting Common Stock for purposes of the Control Regulations, (ii) in a widespread public distribution, (iii) to a transferee that holds or controls more than 50% of any class of voting securities of the Bank (excluding any shares being transferred to such transferee), or (iv) in one or more transactions in which no transferee (or group of transferees whose ownership of the Bank’s securities must be aggregated for purposes of the Control Regulations) receives ownership or control of such securities for purposes of the Control Regulations representing 2% or more of any class of the Bank’s voting securities.

If, at any time a shareholder that is subject to the Bank Holding Company Act or is directly or indirectly “controlled” by a company that is subject to the Bank Holding Company Act holds any Bank Voting Common Stock that, together with the Bank Voting Common Stock of any parties whose Bank Voting Common Stock must be aggregated with those of such entity for purposes of the Bank Holding Company Act, would otherwise represent 10% or more of the total outstanding shares of Voting Common Stock, then the shares of Bank Voting Common Stock in excess of 9.99% of the total number of outstanding shares of Bank Voting Common Stock shall be automatically converted into Bank Non-Voting Common Stock.

Preferred Stock

The board of directors of the Bank is empowered to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable without shareholder approval and to fix the designations, voting, conversion, preference and other relative rights, qualifications and limitations of any such series of preferred stock.

The Bank board of directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Bank Voting Common Stock and, under certain circumstances, discourage an attempt by others to gain control of the Bank.

The creation and issuance of any series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend upon, among other things, the future capital needs of the Bank, then existing market conditions and other factors that, in the judgment of the Bank’s board of directors, might warrant the issuance of preferred stock.

Board of Directors

Size of Board of Directors. The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Bank provide that the number of directors of the Bank may be set by the board of directors, provided that the total number of directors will not be fewer than five. Currently, the board of directors of the Bank consists of seven directors.

Classified Board. The Amended and Restated Articles of Incorporation of the Bank provide for a classified board of directors, with the directors being divided into three classes, as nearly equal in number as reasonably possible. At each annual meeting of shareholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

The provision of the Amended and Restated Articles of Incorporation of the Bank providing for classification of the Bank’s board of directors into three (3) separate classes may have certain anti-takeover effects. For example, at least two annual meetings of shareholders may be required for the shareholders to replace a majority of the directors serving on the Bank’s board of directors.

Vacancies. Under the Amended and Restated Articles of Incorporation of the Bank, any vacancy on the Bank’s board of directors shall be filled solely and exclusively by a majority of the directors then in office, even if less than a quorum is present. Any director so chosen will hold office for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Bank’s board of directors for the remainder of the full term of the class of directors in which the new directorship was created.

Removal of Directors. The Amended and Restated Bylaws of the Bank provide that, at a meeting of shareholders called expressly for such purpose, any director may be removed by the affirmative vote of the holders of 75% of the shares entitled to vote or, if removal is for “cause”, by the majority of the shares entitled to vote. The Amended and Restated Articles of Incorporation of the Company limit “cause” to final adjudication by a court of competent jurisdiction that the director is (i) liable for negligence or misconduct in the performance of his duty, (ii) guilty of a felony conviction or (iii) has failed to act or has acted in a manner which is in derogation of the director’s duties.

Anti-Takeover Provisions

Certain provisions of the MBCA, federal and state banking laws, and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Bank may discourage attempts to acquire control of the Bank that the majority of the bank’s shareholders may determine was in their best interest. The provisions also may render the removal of one or all directors more difficult or deter or delay corporate changes of control that the Bank board of directors does not approve.

Special Meeting of Shareholders

The Amended and Restated Bylaws of the bank provide that special meetings of the Bank’s shareholders may be called only by (i) the Chairman of the board of directors, (ii) the president, (iii) a majority of the board of directors, or (iv) upon the written request of the holders of at least twenty-five percent (25%) of the shares entitled to vote at the meeting. The existing Bylaws of the Company also permitted special meetings of the Company’s shareholders to be called by any vice-president of the Company.

Advance Notice Requirements for Director Nominations

Under the Amended and Restated Bylaws of the Bank, shareholder proposals may be brought before an annual meeting if such proposal is provided in writing to the Bank not later than the close of business on the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting. If an annual meeting is first convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, written notice must be received by the Bank not later than the close of business on the later of the 90th day prior to the scheduled meeting or the 10th day following the day on which public announcement of such meeting date is first made. The shareholder’s written notice must contain detailed information relating to the proposal or proposals, as well as information relating to the shareholder submitting such proposal or proposals and certain related persons, as described in Article I, Section 6 of the Amended and Restated Bylaws.

Amendments to the Bank’s Articles of Incorporation and Bylaws

The Amended and Restated Articles of Incorporation of the Bank may be amended by the affirmative vote of the holders of at least two-thirds of all shares entitled to vote for the election of directors.

The Amended and Restated Bylaws of the Bank may be amended by the majority of the entire board of directors, subject to repeal or change by a vote of the holders of two-thirds of the shares entitled to vote on the matter at a meeting expressly called for such purpose.

Amendments to the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Bank are subject to any applicable notice periods of or approval by the FDIC or the MBFI. Amendments to the existing Articles of Incorporation or Bylaws of the Company are not subject to similar regulatory approvals.

Indemnification of Directors, Officers and Employees

Under the Amended and Restated Bylaws of the Bank, the Bank shall indemnify any director or officer against all expenses and liabilities incurred or paid by such director or officer in connection with any proceeding, or any claim, issue or matter in such proceeding, which such director or officer is, or is threatened to be made a party to or participant in by reason of such director or officer’s service as an officer or director of the Bank or as a partner, trustee, officer, employee or agent of any other entity if serving at the Bank’s request (“corporate status”) if such director or officer acted in good faith and in a manner reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Bank or, in all other cases, that such person’s conduct was not opposed to the best interests of the Bank and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bank shall not, however, indemnify any director or officer with respect to any liability for conduct for which such director or officer was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in such director or officer’s official capacity.

In addition, the Bank shall indemnify any director or officer with respect to any derivative action, by or in the right of the Bank, against expenses (including attorneys’ fees) incurred by such person, provided that the person acted in good faith and in a manner reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Bank or, in all other cases, that such person’s conduct was not opposed to the best interests of the Bank. The Bank shall not, however, indemnify any person with respect to any claim, issue or matter as to which that person is finally adjudged by a court of competent jurisdiction to be liable to the Bank unless, and only to the extent that, another court in which such proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

Under the Amended and Restated Bylaws, the Bank may, at the discretion of its board of directors, indemnify any non-officer employee with respect to any proceeding, or any claim, issue or matter in such proceeding, which such non-officer employee is, or is threatened to be made a party to or participant in by reason of such non-officer employee’s corporate status, provided that the person acted in good faith and in a manner reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Bank or, in all other cases, that such person’s conduct was not opposed to the best interests of the Bank and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Amended and Restated Bylaws provide that any indemnification shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he or she has met the applicable standard of conduct described above, as determined by (i) a majority vote of the disinterested directors, (ii) a majority of a committee comprised of disinterested directors, such committee having been designated by a majority vote of the disinterested directors, (iii) if there are fewer than two such disinterested directors, or if a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the Bank’s shareholders.

The Amended and Restated Bylaws provide that the Bank shall advance all expenses incurred by or on behalf of any director in connection with any proceeding in which such director is involved by reason of such director’s corporate status within 30 days after the receipt by the Bank of a written statement from such director requesting such advance, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such director and shall be preceded or accompanied by (i) a written affirmation of such director’s good faith belief that he or she has met the relevant standard of conduct and (ii) an undertaking by or on behalf of such director to repay any expenses so advanced if it shall ultimately be determined that such director is not entitled to be indemnified against such expenses.

The Amended and Restated Bylaws also provide that the Bank may, at the discretion of the Bank’s board of directors, advance any or all expenses incurred by or on behalf of any officer or any non-officer employee in connection with any proceeding in which such person is involved by reason of his or her corporate status as an officer or non-officer employee upon the receipt by the Bank of a statement from such officer or non-officer employee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement shall reasonably evidence the expenses incurred by such officer or non-officer employee and shall be preceded or accompanied by (i) a written affirmation of such officer’s or non-officer employee’s good faith belief that he or she has met the relevant standard of conduct and (ii) an undertaking by or on behalf of such person to repay any expenses so advanced if it shall ultimately be determined that such officer or non-officer employee is not entitled to be indemnified against such expenses.

Elimination of Certain Liabilities of Directors

Pursuant to the Amended and Restated Articles of Incorporation of the Bank, a director of the Bank shall not be personally liable to the corporation or its shareholders for money damages for any actions taken, or failure to take action, as a director, except for liability for: (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Bank or its shareholders; (iii) a violation of Section 833 of the MBCA; or (iv) an intentional violation of criminal law.

Bank Common Stock Not Insured by the FDIC

The shares of Bank Common Stock are not deposit or savings accounts and are not insured or guaranteed by the FDIC or any other government agency.

Information about the Companies

General

Northeast Bancorp, a Maine corporation, is the holding company for Northeast Bank, a Maine-chartered bank organized in 1872 and headquartered in Lewiston, Maine. The Bank gathers retail deposits through the Community Banking Division’s ten full-service branches in Maine and through its online deposit program, ableBanking; originates loans through the Community Banking Division; purchases and originates commercial loans on a nationwide basis through the LASG; and originates SBA loans on a nationwide basis through the Bank’s SBA Division.

The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and its voting common stock is listed on NASDAQ under the symbol “NBN.”

At December 31, 2018, the Company had total assets of $1.2 billion, total deposits of $985.6 million and total common shareholders’ equity of $148.5 million.

The Company and the Bank share a principal office located at 500 Canal Street, Lewiston, Maine 04240, and the telephone number at the principal office is (207) 786-3245.

Security Ownership of Management and Principal Shareholders of the Company

The table below sets forth certain information, as of March 8, 2019 (except as otherwise specified), with respect to the beneficial ownership of Company Voting Common Stock by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Company Voting Common Stock, (2) each director of the Company, (3) the Company’s “named executive officers” (as such term is defined in Item 402(a)(3) of Regulation S-K) and (4) all of the Company’s directors and executive officers as a group. As of the record date, 8,229,922 shares of Company Voting Common Stock were outstanding. The Company relied on information supplied by its directors and executive officers and public filings made by beneficial owners for purposes of this table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)

Robert Glauber	81,314	(4)	*
Matthew Botein	62,500		*
Cheryl Dorsey	--		--
John Orestis	60,000		*
David Tanner	10,000		*
Judith Wallingford	25,000		*
Richard Wayne	727,596	(5)	8.84%
Jean-Pierre Lapointe	6,775		*
Brian Pinheiro	16,931		*
Patrick Dignan	151,187	(6)	1.84%
Julie Jenkins	26,710	(7)	*
All directors and executive officers as a group (11 persons)	1,168,013	(8)	14.19%

_______________

*     Less than 1%.

(1)	Unless otherwise indicated, the address of each of the individuals listed in the tables is c/o Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Pursuant to the rules of the SEC, the number of shares of voting common stock deemed outstanding includes shares issuable pursuant to options and warrants held by the respective person or group that may be exercised within 60 days of March 8, 2019.

(3)	The total number of shares of voting common stock outstanding as of March 8, 2019 was 8,229,922.
(4)	Includes options to purchase 21,601 shares of common stock exercisable within 60 days of March 8, 2019.
(5)

Includes 97,202 shares held by the Richard Wayne Irrevocable Trust u/a/d April 24, 1998 and 254,855 shares held by the Richard Wayne Revocable Trust. Also includes options to purchase 287,205 shares of common stock exercisable within 60 days of March 8, 2019.

(6)	Includes options to purchase 54,660 shares of common stock exercisable within 60 days of March 8, 2019.
(7)	Includes options to purchase 2,755 shares of common stock exercisable within 60 days of March 8, 2019.
(8)	Includes options to purchase 366,221 shares of common stock exercisable within 60 days of March 8, 2019.

Shareholder Proposals for the 2019 Annual Meeting of Shareholders

Because the Company and the Bank anticipate that the reorganization will be completed in the fourth fiscal quarter of 2019, the Company does not intend to hold a 2019 annual meeting of shareholders. Management of the Bank anticipates holding an annual meeting of its shareholders in or around November of each year. However, if the reorganization is not completed within that time period and the Company holds a 2019 annual meeting of shareholders (the “2019 Annual Meeting”), Company shareholders may submit proposals on matters appropriate for shareholder action at that meeting in accordance with Rule 14a-8 of the Exchange Act. In addition, the Company’s Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.

If there is a 2019 Annual Meeting, shareholder proposals intended to be presented at the 2019 Annual Meeting must be received by the Company on or before June 6, 2019 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy. Any such proposals should be mailed to: Corporate Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

A shareholder of record who wishes to present a proposal at the 2019 Annual Meeting, other than a proposal to be considered for inclusion in the Company’s proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company’s bylaws, to the Company at its principal executive office no earlier than July 19, 2019 nor later than August 16, 2019; provided, however, that in the event the 2019 Annual Meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year’s Annual Meeting (the “Anniversary Date”) or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (a) the 90th day prior to the scheduled date of such Annual Meeting or (b) the 10th day following the first date on which the date of such Annual Meeting is publicly disclosed. Proxies solicited by the board of directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Corporate Clerk, Northeast Bancorp, 500 Canal Street, Lewiston, Maine 04240.

WE URGE YOU TO SIGN THE ENCLOSED PROXY
AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE.

Appendix A

AGREEMENT AND PLAN OF MERGER

OF

NORTHEAST BANCORP

AND

NORTHEAST BANK

This Agreement and Plan of Merger (this “Agreement”), dated as of January 7, 2019, is by and between Northeast Bancorp, a Maine corporation (the “Company”), and Northeast Bank, a Maine-chartered bank with its main office in Lewiston, Maine, and a wholly owned subsidiary of the Company (“Bank”).

WITNESSETH:

WHEREAS, the respective Boards of Directors of the Company and Bank have each adopted this Agreement, authorizing the execution hereof and recommending that this Agreement and the merger of the Company with and into Bank (the “Merger”) contemplated hereby be submitted to the shareholders of the Company and Bank, respectively, for approval; and

WHEREAS, it is intended that the Merger for federal tax purposes qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

Article I

Merger

1.1     Merger. Subject to the terms and conditions of this Agreement, effective as of the Effective Time (as defined below), the Company shall be merged with and into Bank in accordance with the applicable provisions of the Maine Business Corporation Act (“MBCA”). At the Effective Time, the separate existence of the Company shall cease, and Bank, as the surviving entity (sometimes hereinafter referred to as the “Surviving Entity”), shall continue as a Maine-chartered bank governed by the laws of the State of Maine.

1.2     Effective Time. The Merger shall become effective, and the effective time shall occur, upon the date and time set forth in the articles of merger (such date and time being herein referred to as the “Effective Time”).

Article II

Articles of Incorporation, Bylaws, Etc.

2.1     Articles of Incorporation. At the Effective Time, the articles of incorporation of Bank attached as Exhibit A hereto shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with the applicable law.

2.2     Bylaws. At the Effective Time, the bylaws of Bank attached as Exhibit B hereto shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable law.

2.3     Directors and Officers. At the Effective Time, the directors of Bank immediately prior to the Effective Time will continue as the directors of the Surviving Entity until thereafter changed in accordance with the articles of incorporation and bylaws of the Surviving Entity. The name, address and occupation of each such director are set forth on Exhibit C hereto. At the Effective Time, the officers of the Surviving Entity will be the officers set forth on Exhibit C hereto until thereafter changed in accordance with the articles of incorporation and bylaws of the Surviving Entity.

2.4     Facilities.  The principal office of the Surviving Entity shall be located at 500 Canal Street, Lewiston, Maine 04240.  The branch offices and facilities of the Surviving Entity are set forth on Exhibit D hereto.

Article III

Conversion of Shares

3.1     Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company, Bank or Surviving Entity:

(a)     Outstanding Company Voting Common Stock. Each share of voting common stock of the Company (“Company Voting Common Stock”) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of voting common stock of Bank (“Bank Voting Common Stock”). Any fraction of a share of Company Voting Common Stock shall be converted into the right to receive the same fraction of a share of Bank Voting Common Stock.

(b)     Outstanding Company Non-Voting Common Stock. Each share of non-voting common stock of the Company (“Company Non-Voting Common Stock”) issued and outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive one share of non-voting common stock of Bank (“Bank Non-Voting Common Stock”). Any fraction of a share of Company Non-Voting Common Stock shall be converted into the right to receive the same fraction of a share of Bank Non-Voting Common Stock.

(c)     Cancelation of Certificated Shares. Each holder of certificates which represent shares of Company Voting Common Stock or Company Non-Voting Common Stock (collectively, “Company Common Stock”) immediately prior to the Effective Time shall be entitled to receive new certificates evidencing an equivalent number of shares of Bank Voting Common Stock or Bank Non-Voting Common Stock (collectively, “Bank Common Stock”), as applicable, or an equivalent number of shares of Bank Common Stock in book-entry form by complying with such reasonable and customary procedures as may be established by the Surviving Entity and/or its transfer agent to effectuate the intent and purposes.

(d)     Effect on Bank Common Stock. Each share of Bank Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. The Bank Common Stock issued in the Merger to the holders of Company Common Stock immediately prior to the Merger shall be the only Bank Common Stock outstanding as of the Effective Time.

3.2     Other Rights to Company Stock and Employee Benefit Plans.

(a)     At the Effective Time, by operation of this Agreement and by reason of the Merger becoming effective, the Company shall assign to Bank, and Bank, as the Surviving Entity, shall assume and agree to perform, all obligations of the Company pursuant to (i) the Company Equity Incentive Plans, (ii) the Other Plans, and (iii) the Equity Awards. Each Equity Award so assumed by Bank under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Equity Incentive Plans and any grant agreements thereunder in effect immediately prior to the Effective Time, including, without limitation, the performance goals, if any, as then in effect, vesting schedules (without acceleration thereof by virtue of the Merger or the transactions contemplated thereby) and per share exercise price, as applicable.

(b)     At the Effective Time, (i) the Company Equity Incentive Plans, (ii) the Other Plans, and (iii) the Equity Awards and any grant agreements thereunder shall each automatically be deemed to be amended as necessary to provide that references to the Company in such agreements shall be read to refer to Bank. The Company and Bank agree that they will, at or promptly following the Effective Time, execute, acknowledge and deliver any and all instruments, agreements or documents necessary or desirable to effect or memorialize the assignments and assumptions contemplated by this Section 3.2.

(c)     Definitions. For purposes of this Section 3.2, the following terms shall have the meanings provided below:

(i)     “Company Equity Incentive Plans” means all equity incentive compensation plans of the Company and any of its predecessors that provide for the purchase, grant or issuance of Company Common Stock or awards convertible into or exchangeable for Company Common Stock, which are effective at the Effective Time, including the Amended and Restated 2010 Stock Option and Incentive Plan.

(ii)     “Equity Awards” means all time-based and performance-based options, restricted stock, restricted stock units, stock appreciation rights, phantom units and any other equity or equity-based awards issued under the Company Equity Incentive Plans, in any such case, which are outstanding at the Effective Time.

(iii)     “Other Plans” means all compensation, retirement, benefit, incentive or other similar plans, including tax-qualified and non-qualified retirement plans, health and welfare benefit plans, excess benefit plans, deferred compensation plans, cash balance plans for directors, officers or employees of the Company (other than Company Equity Incentive Plans), and any employment, indemnification, separation and retirement, change in control or similar agreements.

Article IV

Effect of the Merger

4.1     Effect Under Maine Law. From and after the Effective Time, by virtue of the Merger, the corporate existence of the Company shall be merged into the Surviving Entity, and the Surviving Entity shall be deemed to be the same corporation as Bank. All rights, franchises and interests of the Company and Bank in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the Surviving Entity by virtue of the Merger without any deed or other transfer. The Surviving Entity, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by the Company and Bank immediately prior to the Effective Time. The Surviving Entity shall be liable for all liabilities of the Company and Bank.

Article V

Conditions to the Merger

5.1     Conditions to the Merger. The respective obligations of each of the Company and Bank to consummate the Merger are subject to the fulfillment, or written waiver by the other party entitled to satisfaction thereof prior to the Effective Time, of each of the following conditions:

(a)     This Agreement shall have been approved by holders of Company Common Stock constituting a majority of all votes entitled to be cast on such matter at a shareholder meeting duly called and held for such purpose and shall have been ratified and confirmed by the sole shareholder of Bank, in each case, in accordance with applicable law and the articles of incorporation and the bylaws of each such entity.

(b)     Bank shall have caused the shares of Bank Voting Common Stock issued in the Merger to be authorized for quotation on the NASDAQ Global Market (“NASDAQ”), subject to official notice of issuance.

(c)     All approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the Merger, including the Superintendent of the Maine Bureau of Financial Institutions, shall have been obtained or made by the Company and Bank, and shall be in full force and effect and all waiting periods required by law shall have expired.

(d)     No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(e)     All third party consents and approvals required, or deemed by the Board of Directors of the Company advisable, to be obtained under any material note, bond, mortgage, deed of trust, security interest, indenture, law, regulation, lease, license, contract, agreement, plan, instrument or obligation to which the Company or any subsidiary or affiliate of the Company is a party, or by which the Company or any subsidiary or affiliate of the Company, or any property of the Company or any subsidiary or affiliate of the Company, may be bound, in connection with the Merger and the transactions contemplated thereby, shall have been obtained by the Company or its subsidiary or affiliate, as the case may be.

(f)     The Board of Directors of the Company shall have received evidence in form and substance reasonably satisfactory to it that holders of Company Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the Merger.

Article VI

Covenants

6.1     Shareholder Approvals.

(a)     The Company shall take, in accordance with applicable laws of the State of Maine and its articles of incorporation and bylaws, all action necessary to convene a meeting of holders of Company Common Stock (the “Company Shareholders Meeting”) as promptly as practicable to consider and vote upon the approval of this Agreement.

(b)     Bank shall take, in accordance with applicable laws of the State of Maine and its articles of incorporation and bylaws, all action necessary to obtain the approval of this Agreement by its sole shareholder.

6.2     Proxy Statement. For the purpose of holding the Company Shareholders Meeting, the Company shall draft and prepare, and Bank shall cooperate in the preparation of, a proxy statement. For the purpose of offering the Bank Common Stock to shareholders of the Company, Bank shall draft and prepare, and the Company shall cooperate in the preparation of, an offering circular.

6.3     Registration of Bank Common Stock. As soon as practicable after the execution of this Agreement, Bank shall prepare and file with the Federal Deposit Insurance Corporation (the “FDIC”) a registration statement or such other filing as required by the FDIC (the “Registration Statement”) to register the Bank Voting Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will use its commercially reasonable efforts to cause the Registration Statement to become effective.

6.4     Stock Exchange Listing and Delisting. As soon as practicable after the Effective Time, the Surviving Entity shall use its commercially reasonable efforts to cause the shares of Bank Common Stock issued in the Merger each to be approved for quotation on NASDAQ, subject to official notice of issuance. The Surviving Entity shall use its commercially reasonable efforts to cause the Company Common Stock to no longer be quoted on NASDAQ and deregistered under the Exchange Act as soon as practicable following the Effective Time.

6.5     Notes. Upon the Effective Time, Bank shall expressly assume the due and punctual payment on each of the 6.75% Fixed-to-Floating Rate Subordinated Notes due July 1, 2026 (the “Notes”) issued by the Company pursuant to the applicable note purchase agreement and the performance or observance of every covenant of such note purchase agreements on the part of the Company to be performed or observed. In connection therewith, the Company and Bank shall execute and deliver any documents required to make such assumptions effective.

6.6     Other Actions. During the period from the date of this Agreement and continuing until the Effective Time, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.7     Further Documents. If at any time the Surviving Entity shall consider or be advised that any further deeds, assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Entity the title to any property or rights of the constituent entities, or otherwise to carry out the provisions hereof, the persons who were the proper officers and directors of the constituent entities immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments, conveyances and assurances in law, and do all things necessary or desirable, to vest, perfect or confirm title to such property or rights in the Surviving Entity and otherwise to carry out the provisions hereof.

6.8     Tax Treatment. It is intended that for United States federal income tax purposes (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) this Agreement will constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g). Neither the Company nor Bank will take any action inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a)(1) of the Code.

Article VII

Termination

7.1     Termination. This Agreement may be terminated at any time prior to the Effective Time by an instrument executed by each of the parties hereto.

Article VIII

Miscellaneous

8.1     Representations and Warranties. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

8.2     Entire Agreement. This Agreement (including the documents and instruments referred to herein and attached hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

8.3     Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

8.4     Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties hereto shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

8.5     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without regard to choice of law principles.

8.6     Assignment; Third-Party Beneficiaries. This Agreement shall not be assignable by operation of law or otherwise. Any purported assignment in contravention hereof shall be null and void. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

8.7     Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or termination of this Agreement as provided in Article VII.

8.8     Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized as of the day and year first written above.

NORTHEAST BANCORP

By:	/s/ Richard Wayne
	Name:	Richard Wayne
	Title:	President and Chief Executive Officer

NORTHEAST BANK

By:	/s/ Richard Wayne
	Name:	Richard Wayne
	Title:	President and Chief Executive Officer

EXHIBIT A

NORTHEAST BANK
AMENDED AND RESTATED
ARTICLES OF INCORPORATION

First	The name of the bank is NORTHEAST BANK.

Second	The name of its Clerk, a noncommercial Clerk, who must be a Maine resident, and the address of its initial registered office shall be:

Heidi Jacques
500 Canal Street, Lewiston, Maine 04240

Third	Pursuant to Me. Rev. Stat. Title 5, Section 108.3, the Clerk listed above has consented to serve as the Clerk for this bank.

Fourth	SHARES

(a)     The total number of shares of all classes of stock that the bank shall have authority to issue is 29,000,000, of which 25,000,000 shares, $1.00 par value, shall be a separate class designated as Voting Common Stock (“Voting Common Stock”); 3,000,000 shares, $1.00 par value, shall be a separate class designated as Non-Voting Common Stock (“Non-Voting Common Stock,” and together with Voting Common Stock, “Common Stock”); and 1,000,000 shares, $1.00 par value, shall be a separate class designated as Preferred Stock (“Preferred Stock”).

(b)     Common Stock

(i)     Common Stock may be issued by the bank from time to time by vote of the Board of Directors without the approval of the holders of the Common Stock. Upon payment of lawful consideration, such shares shall be deemed fully paid and nonassessable. Dividends, as declared by the Board of Directors out of lawfully available funds, shall be payable on the Common Stock subject to any rights or preferences of the Preferred Stock.

(ii)     Except as may be provided in these Amended and Restated Articles of Incorporation or required by law and subject to the rights, powers and preferences of the Preferred Stock and except as provided in any articles of amendment designating any series of Preferred Stock, the Voting Common Stock shall have exclusive voting rights in the election of directors and on all other matters presented to shareholders, with each holder of Voting Common Stock being entitled to one vote for each share of Voting Common Stock held of record by such holder on such matters.

(iii)     The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law, including, without limitation, Section 1004(1) of the Maine Business Corporation Act (Me. Rev. Stat. Title 13-C) or any successor provision (“MBCA”), or as otherwise expressly provided for herein. Except as otherwise provided herein, Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the bank) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the bank shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of Common Stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, that any dividend on the Common Stock that is payable in Common Stock shall be paid only in Non-Voting Common Stock on the Non-Voting Common Stock and only in Voting Common Stock on the Voting Common Stock.

(iv)     Subject to the rights of the holders of any series of Preferred Stock, if any, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the Common Stock from time to time out of assets or funds of the bank legally available therefor. Subject to the rights of the holders of any series of Preferred Stock, if any, in the event of any liquidation, dissolution or winding-up of the bank (whether voluntary or involuntary), the assets of the bank available for distribution to shareholders shall be distributed in equal amounts per share to the holders of Common Stock.

(v)     If, at any time a BHC Entity (as defined below) holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock must be aggregated with those of such BHC Entity (a “BHC Aggregated Interest”) for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), would otherwise represent 5% or more of the total outstanding shares of Voting Common Stock, then the shares of Voting Common Stock comprising such BHC Aggregated Interest held directly by a BHC Entity that represent in excess of 4.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such BHC Entity and any successor to or assignee of such Non-Voting Common Stock held by such BHC Entity shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that a BHC Entity holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the BHC Aggregated Interest of such BHC Entity below 5% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the BHC Aggregated Interest shall be converted, on a pro rata basis as among such shareholders (including the BHC Entity), into shares of Non-Voting Common Stock such that the BHC Aggregated Interest of such BHC Entity shall represent less than 5% of the total number of outstanding shares of Voting Common Stock. For purposes of this Article Fourth, “BHC Entity” means a shareholder that (a) is subject to the BHC Act or is directly or indirectly “controlled” (as the term is defined in the BHC Act) by a company that is subject to the BHC Act, and (b) so indicates in writing to the bank that such holder elects to be subject to this paragraph of Article Fourth. A BHC Entity may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the bank; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article Fourth prior to the bank’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

(vi)     If any holder of Voting Common Stock that elects to be governed by this paragraph of Article Fourth (an “Electing Section 13 Holder”), after having obtained the consent of the board of directors of the bank to make such election, at any time holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock is deemed to be beneficially owned by such holder (the “Section 13(d) Aggregated Interest”) by virtue of Section 13, including without limitation Section 13(d)(3), of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would otherwise represent 5% or more of the total outstanding shares of Voting Common Stock, then shares of Voting Common Stock comprising such Section 13(d) Aggregated Interest held directly by an Electing Section 13 Holder that represent in excess of 4.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such Electing Section 13 Holder and any successor to or assignee of such Non-Voting Common Stock held by such Electing Section 13 Holder shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that an Electing Section 13 Holder holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the Section 13(d) Aggregated Interest of such Electing Section 13 Holder below 5% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the Section 13(d) Aggregated Interest shall be converted, on a pro rata basis as among such shareholders (including the Electing Section 13 Holder), into shares of Non-Voting Common Stock such that the Section 13(d) Aggregated Interest of such Electing Section 13 Holder shall represent less than 5% of the total number of outstanding shares of Voting Common Stock. An Electing Section 13 Holder may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the bank; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article Fourth prior to the bank’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

(vii)     If, at any time any holder of Voting Common Stock electing to be governed by this paragraph of Article Fourth (an “Electing CIBC Holder”) holds any Voting Common Stock that, together with the Voting Common Stock of any parties whose Voting Common Stock must be aggregated with those of such holder (a “CIBC Aggregated Interest”) for purposes of the BHC Act or the Change in Bank Control Act (the “Control Regulations”), would otherwise represent 10% or more of the total outstanding shares of Voting Common Stock, then the shares of Voting Common Stock comprising such CIBC Aggregated Interest held directly by an Electing CIBC Holder that represent in excess of 9.99% of the total number of outstanding shares of Voting Common Stock shall be automatically converted into Non-Voting Common Stock and such Electing CIBC Holder and any successor to or assignee of such Non-Voting Common Stock held by such CIBC Holder shall be prohibited from voting such Non-Voting Common Stock, except to the extent otherwise expressly provided in these Amended and Restated Articles of Incorporation. In the event that an Electing CIBC Holder holds a number of shares of Voting Common Stock such that the conversion of shares of Voting Common Stock into shares of Non-Voting Common Stock pursuant to this paragraph would not decrease the CIBC Aggregated Interest of such an Electing CIBC Holder below 10% of the total number of outstanding shares of Voting Common Stock, then the shares of Voting Common Stock held by each shareholder whose Voting Common Stock is included in the CIBC Aggregated Interest shall be converted, on a pro rata basis among such shareholders (including the Electing CIBC Holder), into shares of Non-Voting Common Stock such that the Aggregated CIBC Interest of such Electing CIBC Holder shall represent less than 10% of the total number of outstanding shares of Voting Common Stock. Such holder may at any time elect to no longer be governed by the provisions of this paragraph by providing written notice to the bank; provided; however, that any shares of Voting Common Stock automatically converted to Non-Voting Common Stock by operation of this paragraph of Article Fourth prior to the bank’s receipt of such notice shall remain Non-Voting Common Stock unless otherwise expressly provided herein.

(viii)     Notwithstanding any provision herein to the contrary, shares of Non-Voting Common Stock shall be entitled to vote with respect to matters as to which shares of Non-Voting Common Stock are otherwise permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) and Section 1004(1) of the MBCA, as in effect from time to time, or any successor provisions thereto. Notwithstanding any provision herein to the contrary, shares of Non-Voting Common Stock shall remain Non-Voting Common Stock in the hands of the holder thereof and shall automatically convert into shares of Voting Common Stock solely upon a transfer of such shares of Non-Voting Common Stock solely as permitted herein to a transferee that is not an affiliate of the transferor for purposes of the Control Regulations.

(ix)     Shares of Non-Voting Common Stock may be transferred, and the bank shall recognize such transfer, solely where such transfer is made (i) to an affiliate of the transferor of such Non-Voting Stock for purposes of the Control Regulations, (ii) in a widespread public distribution, (iii) to a transferee that holds or controls more than 50% of any class of voting securities of the bank (not including such shares of Non-Voting Common Stock or shares of Voting Common Stock or other voting securities of the bank that the transferor or any affiliate of the transferor is proposing to transfer to such transferee), or (iv) in one or more transactions in which no transferee (or group of transferees whose ownership of the bank’s securities must be aggregated for purposes of the Control Regulations) receives ownership or control of such securities for purposes of the Control Regulations representing 2% or more of any class of the bank’s voting securities.

(x)     Until presented and surrendered for cancellation following any such conversion, each certificate representing shares of Voting Common Stock in respect of which a conversion has occurred in accordance with this Article Fourth shall be deemed to represent the number of shares of Non-Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Non-Voting Common Stock. Upon a conversion pursuant to this Article Fourth, each converted share of Voting Common Stock shall be retired.

(xi)     Until presented and surrendered for cancellation following any such conversion, each certificate representing shares of Non-Voting Common Stock in respect of which a conversion has occurred in accordance with this Article Fourth shall be deemed to represent the number of shares of Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock. Upon a conversion pursuant to this Article Fourth, each converted share of Non-Voting Common Stock shall be retired.

(c)     Preferred Stock. The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing articles of amendment pursuant to applicable law of the State of Maine, to determine from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series, including any variations among holders of the same series, and any qualifications, limitations and restrictions thereof.

(d)     Upon any liquidation, dissolution or winding up of the affairs of the bank, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata the remaining assets of the bank after the holders of Preferred Stock have been paid in full any sums to which they may be entitled.

(e)     There shall be no cumulative voting for directors or otherwise.

Fifth	The bank will have a Board of Directors.

Sixth	BOARD OF DIRECTORS

(a)     The number of directors of the bank shall be at least five (5) directors, and such number shall otherwise be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors, except as otherwise provided for those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I directors of the bank shall be Robert R. Glauber and Richard Wayne; the initial Class II directors of the bank shall be Matthew B. Botein and Cheryl Lynn Dorsey; and the initial Class III directors of the bank shall be John C. Orestis, David A. Tanner, and Judith E. Wallingford. The initial Class I directors shall serve for a term expiring at the annual meeting of shareholders to be held in 2020; the initial Class II directors shall serve for a term expiring at the annual meeting of shareholders to be held in 2021; and the initial Class III directors shall serve for a term expiring at the annual meeting of shareholders to be held in 2019. At each annual meeting of shareholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. The shareholders may remove a director only for cause, if such shareholder action is undertaken in a manner consistent with the MBCA. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

(b)     Notwithstanding the foregoing, whenever, pursuant to the provisions of Article Fourth of these Amended and Restated Articles of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Amended and Restated Articles of Incorporation and any articles of amendment applicable thereto.

Seventh	There are no preemptive rights.

Eighth	The purpose of this bank is to conduct the business of a financial institution as limited by the Maine Revise Statutes, Title 9-B or any rules, orders or certificates under Title 9B.

Ninth	INTERNAL AFFAIRS OF THE CORPORATION

(a)     Removal of Directors. At any meeting of shareholders called expressly for the purpose, any director may be removed from office by the affirmative vote of the holders of 75% of the shares entitled to vote or if removal is for cause, then by a majority of the shares then entitled to vote. For “cause” shall mean a final adjudication by a court of competent jurisdiction that the director (i) is liable for negligence or misconduct in the performance of his or her duty, (ii) guilty of a felony conviction, (iii) has failed to act or has acted in a manner which is in derogation of the director’s duties.

(b)     Vacancies. Any vacancy in the Board of Directors caused by death, resignation, retirement, disqualification, removal, or other cause, including a vacancy resulting from an increase in the number of directors, may be filled solely by a majority vote of the remaining directors, though less than a quorum. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

(c)     Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statue, may be called at any time by the Chairman of the Board, if any, the President, or by a majority of the Board of Directors, or upon written application therefore to the bank by the holders of not less than 25% of the shares entitled to vote on any issue proposed to be considered at the meeting. Written notice of such meeting, stating the purpose for which it is called, shall be served by the bank not less than ten nor more than 60 days before the date set for such meeting. No business other than that specified in the call for the meeting shall be transacted at any special meeting of the shareholders.

(d)     Place of Shareholder Meetings. Meetings of the shareholders may be held outside the State of Maine.

Tenth	AMENDMENTS

(a)     Amendments to Articles of Incorporation. The bank reserves the right to amend or repeal these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute and these Amended and Restated Articles of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of these Amended and Restated Articles of Incorporation, and in addition to any other vote of holders of voting stock that is required by these Amended and Restated Articles of Incorporation or by law, such amendment or repeal shall require the affirmative vote of the holders of at least two-thirds of all of the shares of the bank entitled to vote for the election of directors, notwithstanding the fact that a lesser percentage may be specified by law.

(b)     Amendments to By-Laws. The By-Laws of the bank may be amended at any time by the affirmative vote of a majority of the entire Board of Directors, subject to repeal, change or adoption of any contravening or inconsistent provision only by vote of the holders of at least two-thirds (2/3) of all the shares entitled to vote on the matter at a meetings expressly called for that purpose.

Eleventh	LIMITATION OF LIABILITY

(a)     A director of the bank shall not be personally liable to the bank or its shareholders for money damages for action taken or a failure to take action as a director, except for liability (i) for the amount of a financial benefit received by a director to which the director is not entitled, (ii) an intentional infliction of harm on the bank or its shareholders, (iii) a violation of the prohibition on unlawful distributions under Section 833 of the MBCA or (iv) an intentional violation of criminal law. If the MBCA is amended after the effective date of these Amended and Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the bank shall be eliminated or limited to the fullest extent permitted by the MBCA, as so amended.

(b)     Any repeal or modification of this Article Eleventh by either of (i) the shareholders of the bank or (ii) an amendment to the MBCA, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

Twelfth	RENUNCIATION OF CORPORATE OPPORTUNITIES DOCTRINE

To the maximum extent permitted from time to time under the law of the State of Maine, including Section 202(2)(F) of the MBCA, the bank renounces any interest or expectancy of the bank in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to, or acquired, created or developed by, or which otherwise come into the possession of, its officers, directors, or shareholders, other than those officers, directors or shareholders who are employees of the bank. No amendment or repeal of this Article Twelfth shall apply to or have any effect on the liability or alleged liability of any officer, director, or shareholder of the bank for or with respect to any opportunities of which such officer, director, or shareholder becomes aware prior to such amendment or repeal.

Thirteenth	MANDATORY INDEMNIFICATION OF DIRECTORS

(a)     Pursuant to and as provided in Section 202(2)(E) of the MBCA, the bank shall, to the fullest extent permitted by law, but only to the extent permitted under applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the Federal Deposit Insurance Corporation, indemnify each person who is or was a director of the bank for any liability, as defined in Section 851(5) of the MBCA, to any person for an action taken or a failure to take an action as a director, except liability for:

(i)       Receipt of a financial benefit to which the director is not entitled;

(ii)      An intentional infliction of harm on the bank or its shareholders;

(iii)     A violation of Section 833 of the MBCA; or

(iv)     An intentional violation of criminal law.

(b)     Nothing in this Article Thirteenth shall diminish or adversely affect any indemnification to which a person who is or was a director is otherwise entitled pursuant to (i) the By-laws of the bank, (ii) any contract between the bank and the director, or (iii) any provision of law, including without limitation any provision of the MBCA.

The preceding paragraphs in this Article Thirteenth shall apply to the officers of the bank to the fullest extent permitted by law.

Fourteenth	RIGHT OF SHAREHOLDERS FOLLOWING CONTROL TRANSACTION

The provisions of Section 1110 of the MBCA shall not be applicable to the bank, pursuant to the exemptions in Section 14 thereof.

Fifteenth	REPEAL OF INCONSISTENT PROVISIONS

All provisions of the Articles of Incorporation of the bank that are inconsistent with the foregoing Articles First through Fifteenth of these Amended and Restated Articles of Incorporation are hereby repealed and revoked.

EXHIBIT B

NORTHEAST BANK
AMENDED AND RESTATED BY-LAWS
(AS OF [●], 2019)

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1     Place of Meeting. All meetings of the shareholders of Northeast Bank, a Maine-chartered bank (“Bank”) shall be held at the principal office of the Bank in the State of Maine, or at such other place, within or without the State of Maine, as may, from time to time, be fixed by the Board of Directors of the Bank (“Board of Directors”) or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2     Annual Meetings. The annual meeting of the shareholders of the Bank shall be held on such date and at such hour as may be fixed by the Board of Directors and stated in the notice of such meeting or on such other date and at such time as shall be stated in the notice of the meeting or otherwise specified by the President. The Bank shall notify shareholders of the date, time and place of each annual and special meeting not less than ten days nor more than 60 days before such meeting, addressed to each shareholder at his or her address as it appears on the stock book; but at any meeting at which all shareholders not present shall have waived notice in writing, the giving of notice as above required, may be foregone.

Section 3     Quorum. At each meeting of the shareholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding stock of the Bank entitled to vote at such meeting, shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Articles of Incorporation of the Bank or any amendment thereto (“Articles of Incorporation”). When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (iii) the Board of Directors determines that adjournment is otherwise in the best interests of the Bank. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

Section 4     Organization. The Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors, the President or a Vice-President, or a Chairman designated by the Board of Directors or by the shareholders shall preside at every meeting of the shareholders. In the absence of the Secretary, the presiding officer shall appoint a secretary pro tempore.

Section 5     Voting.

(a)     Each shareholder of the Bank having voting rights shall, except as otherwise provided by law or by the Articles of Incorporation, at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the stock of the Bank registered in his or her name on the books of the Bank.

(1)     on the date fixed pursuant to Article VI, Section 2 as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the sale, or other disposal or transfer on the books of the Bank of such share on or after the date so fixed, or

(2)     if no such record date shall have been fixed, then at the date on which notice of such meeting is mailed.

(b)     Subject to Article II, Section 3, at any meeting of shareholders at which a quorum is present, the holders of a majority in interest of the stock having voting rights represented thereat in person or by proxy shall decide any question brought before such meeting unless a larger or different vote or proportion is required by law or by the Articles of Incorporation or by these By-laws.

(c)     When so requested by a majority of the holders of outstanding shares present at the meeting, a written ballot shall be used for any vote of the shareholders. If a written ballot shall be used, each ballot shall state the name of the shareholder voting, the number of shares owned by him or her, and if such ballot be cast by proxy, the name of the proxy.

Section 6     Notice of Shareholder Business and Nominations.

(a)     Annual Meetings of Shareholders.

(1)     Nominations of persons for election to the Board of Directors of the Bank and the proposal of other business to be considered by the shareholders may be brought before an annual meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Bank who was a shareholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in these By-laws as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a shareholder to bring nominations or business properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such shareholder must comply with the notice and other procedures set forth in Article I, Section 6(a)(2) and (3) to bring such nominations or business properly before an annual meeting. In addition to the other requirements set forth in these By-laws, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by shareholders of the Bank under applicable law.

(2)     For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (ii) of Article I, Section 6(a)(1), the shareholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Bank, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these By-laws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these By-laws. To be timely, a shareholder’s written notice shall be received by the Secretary at the principal executive offices of the Bank not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the shareholder to be timely must be received by the Secretary of the Bank not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such shareholder’s Timely Notice shall set forth:

a.     as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

b.     as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

c.     (i) the name and address of the shareholder giving the notice, as they appear on the Bank’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (A) the class or series and number of all shares of capital stock of the Bank which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Bank as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (B) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (C) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Bank, (D) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Bank, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Bank, and (E) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Bank or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Bank;

d.     (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other shareholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Bank’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

e.     a statement whether or not the shareholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Bank required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Bank reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder (such statement, the “Solicitation Statement”).

For purposes of this this Article I, Section 6, the term “Proposing Person” shall mean the following persons: (i) the shareholder of record providing the notice of nominations or business proposed to be brought before a shareholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a shareholders’ meeting is made. For purposes of this Article I, Section 6, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (A) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Bank, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Bank, (B) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Bank, (C) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Bank, or (D) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Bank.

(3)     A shareholder providing Timely Notice of nominations or business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to these By-laws shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Bank not later than the close of business on the fifth business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting).

(4)     Notwithstanding anything in the second sentence of Article I, Section 6(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Bank is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Bank at least ten days before the last day a shareholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 6(a)(2), a shareholder’s notice required by these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Bank not later than the close of business on the tenth day following the day on which such public announcement is first made by the Bank.

(b)     General.

(1)     Only such persons who are nominated in accordance with the provisions of these By-laws shall be eligible for election and to serve as directors and only such business shall be conducted at an annual meeting as shall have been brought before the meeting in accordance with the provisions of these By-laws. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these By-laws. If neither the Board of Directors nor such designated committee makes a determination as to whether any shareholder proposal or nomination was made in accordance with the provisions of these By-laws, the presiding officer of the annual meeting shall have the power and duty to determine whether the shareholder proposal or nomination was made in accordance with the provisions of these By-laws. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal or nomination was not made in accordance with the provisions of these By-laws, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.

(2)     Except as otherwise required by law, nothing in this Article I, Section 6 shall obligate the Bank or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Bank or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a shareholder.

(3)     Notwithstanding the foregoing provisions of this Article I, Section 6, if the proposing shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Bank. For purposes of this Article I, Section 6, to be considered a qualified representative of the proposing shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of shareholders.

(4)     For purposes of this Article I, Section 6, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Bank with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5)     Notwithstanding the foregoing provisions of these By-laws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws. Nothing in these By-laws shall be deemed to affect any rights of (i) shareholders to have proposals included in the Bank’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting or (ii) the holders of any series of Undesignated Preferred Stock to elect directors under specified circumstances.

ARTICLE II
BOARD OF DIRECTORS

Section 1     General Powers. The property, affairs and business of the Bank shall be managed under the direction of the Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Bank not inconsistent with these By-laws, the Articles of Incorporation, or applicable law as it may deem proper.

Section 2     Qualifications and Term of Office. The number of directors of the Bank shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors; provided, however, that the number of directors shall not be less than five. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors need not be shareholders or residents of the State of Maine.

Section 3     Manner of Election. At the annual meeting of shareholders, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 4     Quorum and Manner of Acting. A majority of the total number of directors then holding office shall constitute a quorum for the transaction of business at any meeting except where otherwise provided by statute, the Articles of Incorporation or these By-laws; but, less than a quorum may adjourn the meeting. At all meetings of the Board of Directors, each director present is to have one vote. At all meetings of the Board of Directors, all questions, the manner of deciding which is not specifically regulated by statute or the Articles of Incorporation, shall be determined by a majority of the directors present at the meeting.

Section 5     Place of Meeting, etc. The Board of Directors may hold its meetings and have one or more offices at such places within or without the State of Maine as the Board of Directors, from time to time, may determine or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6     Books and Records. The correct and complete books and records of account and minutes of the proceedings of shareholders and the Board of Directors shall be kept at the registered office of the Bank.

Section 7     Regular and Annual Meetings. Regular meetings of the Board of Directors shall be held at such place and at such time as the Board of Directors shall, from time to time, by resolution, determine. Notwithstanding the foregoing, if the Board of Directors has not appointed an Executive Committee, the Board of Directors shall meet at least monthly; and if the Board of Directors has appointed an Executive Committee, the Board of Directors shall meet at least six times per year, including once in each quarter, so long as the Executive Committee meets during the months in which the Board of Directors does not meet. The annual meeting of the Board of Directors shall be held immediately following, and at the same place as, the annual meeting of shareholders. Notice of regular or annual meetings other than by resolution of the Board of Directors need not be given.

Section 8     Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, if any, or by the President, or by the Clerk at the request of any two directors at the time being in office. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him or her at such place by electronic mail, telegraph, cable, radio or wireless, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting, but, need not state the purpose thereof. Notice of any meeting of the Board of Directors need not be given to any directors, however, if waived by him or her in writing or by electronic mail, telegraph, cable, radio or wireless, whether before or after such meeting be held, or if he or she shall be present at such meeting unless his or her attendance at the meeting is expressly for the purpose of objecting to the transaction of any business because the meeting is not lawfully convened; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

Section 9     Resignations. Any director of the Bank may resign at any time by giving written notice to the President or to the Clerk of the Bank. Such resignation shall take effect when delivered unless a later time is specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10     Compensation. Directors shall receive such compensation for attendance at regular or special meetings as the Board of Directors shall, from time to time, determine.

Section 11     Directors’ Participation in Meeting by Telephone. A director may participate in a meeting of the Board of Directors by means of conference telephone or similar communication equipment enabling all directors participating in the meeting to hear one another simultaneously. Participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

Section 12     Director’s Action Without Meeting. If all the directors then holding office severally or collectively consent in writing to any action taken or to be taken by the Bank, such action shall be valid as though it had been authorized at a meeting of the Board of Directors. The Clerk shall file such consent or consents with the minutes of the meetings of the Board of Directors.

Section 13     Presumption of Assent. A director of the Bank who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless a written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Bank within five days after the date on which a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE III
COMMITTEES

Section 1     Designation; Vacancies. The Board of Directors, by a resolution passed by a majority of the whole Board of Directors, may designate such number of their members not less than five, including the President of the Bank, as it may, from time to time, determine to constitute an Executive Committee, each member of which, unless otherwise determined by the Board of Directors, shall continue to be a member thereof until the expiration of his or her term of office as a director.

Section 2     Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have all of the powers of the Board of Directors in the management of the business and affairs of the Bank, except those prescribed by applicable law, and may exercise such powers in such manner as the Executive Committee shall deem best for the interests of the Bank in all cases in which specific directions shall not have been given by the Board of Directors; provided that any action taken by the Executive Committee shall be presented for review and ratification by the Board of Directors at the next meeting of the Board of Directors.

Section 3     Procedure; Meetings; Quorum. The Executive Committee shall make its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or by resolution of the Executive Committee. A majority of the whole number of the members of the Executive Committee shall constitute a quorum at any meeting thereof, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the Executive Committee. The Board of Directors shall have power at any time to change the members of the Executive Committee, to fill vacancies, and to discharge the Executive Committee.

Section 4     Other Committees. The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may designate members of the Board of Directors to constitute other committees, which shall in each case consist of such number of directors and shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them. Such committees shall have such name or names as may be determined, from time to time, by resolution adopted by the Board of Directors. The Board of Directors shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

Section 5     Compensation. Members of the Executive Committee or of other committees of the Board of Directors shall receive such compensation for their services as members of such committees as the Board of Directors shall, from time to time, determine.

ARTICLE IV
OFFICERS

Section 1     Number. The officers of the Bank may include a Chairman of the Board of Directors and shall include a President, Treasurer, Secretary and such other officers as the Board of Directors may, from time to time, deem appropriate. One person may hold the office and perform the duties of more than one of said officers. The Bank shall also have a Clerk, who shall not be an officer.

Section 2     Election, Term of Office and Qualifications. The officers, and the Clerk, shall be elected annually by the Board of Directors. Each officer shall hold office, and the Clerk shall remain Clerk of the Bank, until his or her successor shall have been elected and shall have qualified, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.

Section 3     Removal. Any officer, or the Clerk, may be removed by the Board of Directors whenever, in its judgment, the best interests of the Bank will be served by such action.

Section 4     Resignations. Any officer, or the Clerk, may resign at any time by giving written notice to the Board of Directors or to the President or to the Clerk. Such resignation shall take effect shall take effect when delivered unless a later time is specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make if effective.

Section 5     Vacancies. A vacancy in any office, or in the position of Clerk, because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office or position of Clerk.

Section 6     The Chairman of the Board of Directors. The Chairman of the Board of Directors, if there shall be one, shall be elected by the Board of Directors from among its members who are directors who are not employed by the Bank or any affiliate of the Bank, and shall, if present, preside at all meetings of the shareholders and of the Board of Directors. Except where, by law, the signature of the President is required, he or she shall possess the same power as the President to sign all certificates, contracts and other instruments of the Bank which may be authorized by the Board of Directors or by the Executive Committee. He or she shall, in general, perform all duties incident to the office of the Chairman of the Board of Directors, subject, however, to the direction and control of the Board of Directors and of the Executive Committee, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the Executive Committee.

Section 7     The President. The President shall be the chief executive officer and administrative officer of the Bank and shall have general and active supervision and direction over the day-to-day business and affairs of the Bank and over its several officers, subject, however, to the direction and control of the Board of Directors and of the Executive Committee. At the request of the Chairman of the Board of Directors, or in case of his or her absence or inability to act, the President may act in his or her place. He or she shall sign or countersign all certificates, contracts and other instruments of the Bank as authorized by the Board of Directors, and shall perform all such other duties as, from time to time, may be assigned to him or her by the Board of Directors or the Executive Committee.

Section 8     The Vice-Presidents. Each Vice-President shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe. At the request of the President, or in case of his or her absence or inability to act, any Vice President may act in his or her place, and when so acting shall have all the powers and be subject to all the restrictions of the President.

Section 9     The Clerk. The Clerk, who shall be a resident of the State of Maine and shall keep his or her office therein, shall perform the functions provided in the Maine Business Corporation Act, Me. Rev. Stat. Title 13-C (“MBCA”). The Clerk shall keep, or cause to be kept in books provided for the purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be the custodian of the records, stock certificates records, and of the seal of the Bank and shall see that the seal is affixed to all documents the execution of which on behalf of the Bank under its seal is duly authorized in accordance with the provisions of these By-laws.

Section 10     The Secretary. The Secretary shall perform such duties and have such powers as are required or permitted by law and as the Board of Directors shall, from time to time, designate. In his or her absence, an Assistant Secretary or a secretary pro tempore shall perform his or her duties, and the Assistant Secretary shall have such other powers and duties as the Board of Directors shall, from time to time, designate. In the absence of the Clerk, the Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the shareholders and of the Board of Directors and shall perform such other functions as are provided to be performed by the Clerk.

Section 11     The Treasurer. The Treasurer shall be the financial officer of the Bank; shall have charge and custody of, and be responsible for, all funds of the Bank, and deposit all such funds in the name of the Bank in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Bank from any source whatsoever; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the President.

Section 12     Compensation of Officers. The compensation of the Chairman of the Board of Directors, President, Vice Presidents, Treasurer, Secretary, other officers and the Clerk, shall be fixed, from time to time, by the Board of Directors, subject to applicable law. No officer or the Clerk shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Bank.

Section 13     Bonding. The Board of Directors shall require security for the fidelity and faithful performance of duties by its officers, employees, and agents in an amount that the Board of Directors considers necessary, subject to law. This security must consist of a bond executed by one or more surety companies authorized to transact business in the State of Maine.

ARTICLE V
CONTRACTS, CHECKS, NOTES, ETC.

Section 1     Execution of Contracts. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers: The Chairman of the Board of Directors, President, Vice-President, Treasurer, or Secretary. The Board of Directors may, however, authorize any one of said officers to sign checks, drafts, notes, bonds, bills of exchange and orders for the payment of money singly and without necessity of counter signature, and may designate officers and employees of the Bank other than those named above, or different combinations of such officers and employees, who may, in the name of the Bank, execute checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money on its behalf.

Section 2     Loans. No loans to the Bank shall be contracted on behalf of the Bank and no negotiable paper shall be signed in its name, unless authorized by resolution of the Board of Directors. When authorized by the Board of Directors to do so, any officer or agent of the Bank thereunto authorized may effect loans and advances at any time for the Bank from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Bank and, when authorized so to do, may pledge, hypothecate or transfer any securities or advances. Such authority may be general or confined to specific instances.

ARTICLE VI
STOCK AND DIVIDENDS

Section 1     Certificate of Stock. Every shareholder shall be entitled to have a certificate certifying the number of shares owned by him or her in the Bank. The certificates shall be in such form as the Board of Directors shall approve. They shall be signed by the President and countersigned by the Secretary and may be sealed with the seal of the Bank or a facsimile thereof. Such certificates shall be transferable on the stock books of the Bank in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and cancelled. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors of the Bank may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Bank), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Bank’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

A record of shareholders giving the names and addresses of all shareholders and the number and class of the shares held by each, shall be kept at the Bank’s registered office or principal place of business.

The person in whose name shares of stock stand on the books of the Bank shall be deemed the owner thereof for all purposes as regards the Bank.

The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Bank.

Section 2     Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Bank may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 3     Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon satisfying such other requirements as the Board of Directors shall specify, including such provision for indemnity as may seem advisable to the Board of Directors.

Section 4     Dividends. Subject to the provisions of the Articles of Incorporation of the Bank, and to the extent permitted by law, the Board of Directors may declare dividends on the shares of stock of the Bank at such times and in such amounts as, in its opinion, are advisable in view of the condition of the affairs of the Bank.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Bank shall be fixed by the Board of Directors.

ARTICLE VIII
SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Bank and words and figures indicating the year and state in which the Bank was incorporated.

ARTICLE IX
WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director by these By-laws or the Articles of Incorporation or the laws of the State of Maine, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to giving the notice.

ARTICLE X
INDEMNIFICATION

Section 1     Definitions. For purposes of this Article X:

(a)     “Corporate Status” describes the status of a person who is serving or has served (i) as a director of the Bank, (ii) as an Officer of the Bank, (iii) as a Non-Officer Employee of the Bank or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, which such person is or was serving at the request of the Bank. For purposes of this Article X, Section 1(a), a Director, Officer or Non-Officer Employee of the Bank who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Bank. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Bank with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the shareholders of the Bank;

(b)     “Director” means any person who serves or has served the Bank as a director on the Board of Directors of the Bank;

(c)     “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Bank who is not and was not a party to such Proceeding;

(d)     “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e)     “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f)     “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Bank, but who is not or was not a Director or Officer;

(g)     “Officer” means any person who serves or has served the Bank as an officer of the Bank appointed by the Board of Directors of the Bank;

(h)     “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i)     “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Bank owns (either directly or through or together with another Subsidiary of the Bank) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2     Indemnification of Directors and Officers. Subject to the operation of Article X, Section 4, each Director and Officer shall be indemnified and held harmless by the Bank to the fullest extent authorized by the MBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than such law permitted the Bank to provide prior to such amendment), but only to the extent permitted under applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the Federal Deposit Insurance Corporation (the “FDIC”), and to the extent authorized in this Article X, Section 2.

(a)     Actions, Suits and Proceedings Other than By or In the Right of the Bank. Each Director and Officer shall be indemnified and held harmless by the Bank against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Bank), which such Director or Officer is, or is threatened to be made, a defendant or respondent to or in by reason of such Director’s or Officer’s Corporate Status, if (A) such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Bank, or, in all other cases, that such person’s conduct was not opposed to the best interests of the Bank, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (B) such Director or Officer engaged in conduct for which broader indemnification has been made permissible or obligatory under the Bank’s Articles of Incorporation as authorized by Section 202(2)(E) of the MBCA, provided that (i) the Bank shall not indemnify any Director or Officer with respect to any Liability for conduct for which such Director or Officer was adjudged liable on the basis that such Director or Officer received a financial benefit to which such Director or Officer was not entitled, whether or not involving action in such Director or Officer’s official capacity, and (ii) the Bank shall not indemnify any Officer with respect to any Liability for which such Officer was adjudged liable on the basis that such Officer intentionally inflicted harm on the Bank or its shareholders or intentionally violated a criminal law. The conduct of a Director of Officer with respect to an employee benefit plan for a purpose the Director or Officer reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies clause (A) of the preceding sentence.

(b)     Actions, Suits and Proceedings By or In the Right of the Bank. Each Director and Officer shall be indemnified and held harmless by the Bank against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Bank, which such Director or Officer is, or is threatened to be made, a defendant or respondent to or in by reason of such Director’s or Officer’s Corporate Status, if (A) such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Bank, or, in all other cases, that such person’s conduct was not opposed to the best interests of the Bank, or (B) such Director or Officer engaged in conduct for which broader indemnification has been made permissible or obligatory under the Bank’s Articles of Incorporation as authorized by Section 202(2)(E) of the MBCA. The conduct of a Director or Officer with respect to an employee benefit plan for a purpose the Director or Officer reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies clause (A) of the preceding sentence. No indemnification shall be made under this this Article X, Section 2(b) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to have not satisfied the standard of conduct in the preceding sentence, unless otherwise so ordered by a court of competent jurisdiction.

(c)     Survival of Rights. The rights of indemnification provided by this Article X, Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(d)     Actions by Directors or Officers. Notwithstanding the foregoing, the Bank shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of the Bank, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

Section 3     Indemnification of Non-Officer Employees. Subject to the operation of Article X, Section 4, each Non-Officer Employee may, in the discretion of the Board of Directors of the Bank, be indemnified by the Bank to the fullest extent authorized by the MBCA, as the same exists or may hereafter be amended, but only to the extent permitted under applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the FDIC, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a defendant or respondent to or in by reason of such Non-Officer Employee’s Corporate Status, if (A) such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed, in the case of conduct in such person’s official capacity, to be in the best interests of the Bank, or, in all other cases, that such person’s conduct was not opposed to the best interests of the Bank, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful or (B) such Non-Officer Employee engaged in conduct for which broader indemnification has been made permissible or obligatory under the Bank’s Articles of Incorporation as authorized by Section 202(2)(E) of the MBCA, provided that (i) the Bank shall not indemnify any Non-Officer Employee with respect to any Liability for conduct for which such Non-Officer Employee was adjudged liable on the basis that such Non-Officer Employee received a financial benefit to which such Non-Officer Employee was not entitled, whether or not involving action in such Non-Officer Employee’s official capacity and (ii) the Bank shall not indemnify any Non-Officer Employee with respect to any Liability for which such Non-Officer Employee was adjudged liable on the basis that such Non-Officer Employee intentionally inflicted harm on the Bank or its shareholders or intentionally violated a criminal law. The rights of indemnification provided by this Article X, Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. The conduct of a Non-Officer Employee with respect to an employee benefit plan for a purpose the Non-Officer Employee reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies clause (A) of the first sentence of this Article X, Section 3. Notwithstanding the foregoing, the Bank may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Bank.

Section 4     Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article X to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in accordance with the applicable standards of conduct set forth herein. Such determination shall be made (a) if there are two or more Disinterested Directors, by a majority vote of the Disinterested Directors, by a majority of whom for this purpose constitutes a quorum, (b) if there are two or more Disinterested Directors, by a majority of a committee comprised of two or more Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors, (c) if there are two or more Disinterested Directors and a majority of Disinterested Directors so directs in accordance with clause (a) or (b) above, by independent legal counsel in a written opinion, (d) if there are fewer than two Disinterested Directors and a majority of the Board of Directors so directs, by independent legal counsel in a written opinion, or (e) by the shareholders of the Bank (provided that shares owned or voted under the control of a Director who is not a Disinterested Director may not be voted on such action).

Section 5     Advancement of Expenses to Directors Prior to Final Disposition.

(a)     The Bank shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within 30 days after the receipt by the Bank of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by (i) a written affirmation of such Director’s good faith belief that he or she has met the relevant standard of conduct described in Article X, Section 2(a) or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Bank’s Articles of Incorporation to the extent permitted by law and (ii) an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Bank shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors of the Bank, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.

(b)     If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Bank within 30 days after receipt by the Bank of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim.

(c)     In any suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the Bank shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the MBCA or applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the FDIC.

Section 6     Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)     The Bank may, at the discretion of the Board of Directors of the Bank, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Bank of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by (i) a written affirmation of such Officer’s or Non-Officer Employee’s good faith belief that he or she has met the relevant standard of conduct described in Article X, Section 2(a) and (ii) an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)     In any suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the Bank shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the MBCA or applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the FDIC.

Section 7     Contractual Nature of Rights.

(a)     The provisions of this Article X shall be deemed to be a contract between the Bank and each Director and Officer entitled to the benefits hereof at any time while this Article X is in effect, in consideration of such person’s past or current and any future performance of services for the Bank. Neither amendment, repeal or modification of any provision of this Article X nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article X shall eliminate or reduce any right conferred by this Article X in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article X shall continue notwithstanding that the person has ceased to be a director or officer of the Bank and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b)     If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Bank within 60 days after receipt by the Bank of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Bank (including its Board of Directors or any committee thereof, independent legal counsel, or shareholders) to make a determination concerning the permissibility of such indemnification under this Article X shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Bank.

(c)     In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the MBCA or applicable federal banking laws and regulations, including without limitation, 12 U.S.C. Section 1828(k) and the regulations issued thereunder by the FDIC.

Section 8     Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article X shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these By-laws, agreement, vote of shareholders or Disinterested Directors or otherwise.

Section 9     Insurance. The Bank may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Bank or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Bank would have the power to indemnify such person against such liability under the MBCA or the provisions of this Article X.

Other Indemnification. The Bank’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article X as a result of such person serving, at the request of the Bank, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Article X owed by the Bank as a result of a person serving, at the request of the Bank, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE XI
EMERGENCY PREPAREDNESS

In the event of an emergency in the conduct of the business of the Bank resulting from a catastrophic event (each such event, for purposes of this Article XI, an “emergency”):

Section 1     The officers and employees of the Bank shall continue to conduct the business of the Bank under such guidance from the Board of Directors as may be available, except as to matters which by statue require specific approval of the Board of Directors, and subject to any directive of duly constituted authority during emergency.

Section 2     In the absence or disability of any officer, or upon the refusal of any officer to act, the Board of Directors may delegate for the time being that officer’s powers and duties to any other officer or director.

Section 3     In the event of an emergency so severe as to prevent the conduct and management of the business of the Bank by the Board of Directors and the officers as contemplated by these by-laws, any two or more available directors shall constitute an interim Executive Committee for the full conduct and management of the business of the Bank, subject to such regulations as the Board of Directors may from time to time adopt for emergency preparedness, until such time as the interim Executive Committee determines that the Bank can resume the conduct and management of the business of the Bank in the manner contemplated by the by-laws.

Section 4     If, as a consequence of an emergency, the President of the Bank cannot be located or is unable to assume and continue his or her normal executive duties, then his or her powers and duties shall, without further action of the Board of Directors, be assumed by one of the following officers in the seniority set forth:

(a)     Executive Vice President

(b)     Senior Vice Presidents (in order of seniority)

(c)     Treasurer

The officer so assuming the powers and duties of the President shall continue to serve until the majority of the available directors certify in writing that either he or she is unable to serve longer in that capacity or an officer senior to him or her is available to assume the powers and duties of the President.

Section 5     If, as a consequence of an emergency, the Treasurer of the Bank cannot be located or is unable to assume and continue his or her normal duties, then the powers and duties of the Treasurer shall, without further action of the Board of Directors, be assumed by one of the following officers in the seniority set forth:

(a)     President

(b)     Executive Vice President

(c)     Senior Vice Presidents (in order of seniority)

(d)     Assistant Treasurer or Comptroller.

The officer so assuming the powers and duties of the Treasurer shall continue to serve until the majority of the available directors certify in writing that either he or she is unable to serve longer in that capacity or an officer senior to him or her is available to assume the powers and duties of the Treasurer

Anyone dealing with the Bank may accept a certificate of two or more officers that a specified individual is the acting Treasurer hereunder and rely upon that certificate to remain in full force and effect until modified or cancelled by a certificate of change signed by three officers of the Bank.

Section 6     If during such emergency, or as a consequence thereof, the business of the Bank cannot be conducted and managed at its principal office, business may be conducted and managed at such temporary location or locations as may be designated by the Board of Directors or by its interim Executive Committee for which provision is made above; and the business of the Bank shall be returned from the temporary location or locations to the principal office of the Bank as soon as practicable.

ARTICLE XII
AMENDMENT

The By-laws of the Bank may be amended at any time by the affirmative vote of a majority of the entire Board of Directors, subject to repeal, change or adoption of any contravening or inconsistent provision only by vote of the holders of at least two-thirds of all the shares entitled to vote on the matter at a meetings expressly called for that purpose.

*****

EXHIBIT C

DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY

Name	Address	Occupation

Directors

Matthew B. Botein	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Managing Partner of Gallatin Point Capital LLC

Cheryl Lynn Dorsey	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	President, Echoing Green

Robert R. Glauber	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Lecturer, Kennedy School of Government

John C. Orestis	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Treasurer and Chief Development Officer of Schooner Estates Retirement

David A. Tanner	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Managing Director, Three Mile Capital LLC

Judith E. Wallingford	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Retired

Richard Wayne	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	President and Chief Executive Officer, Northeast Bank

Officers

Patrick Dignan	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Executive Vice President, Northeast Bank

Julie Jenkins	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Senior Vice President and Director of Operations, Northeast Bank

Jean-Pierre Lapointe	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Chief Financial Officer, Northeast Bank

Brian Pinheiro	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	Chief Risk Officer, Northeast Bank

Richard Wayne	c/o Northeast Bank 500 Canal Street Lewiston, Maine 04240	President and Chief Executive Officer, Northeast Bank

EXHIBIT D

BRANCH OFFICES AND FACILITIES OF THE SURVIVING ENTITY

Mailing Address:	Boston, MA (Loan Production Office)
Northeast Bank	200 Berkeley Street, 17th Floor
500 Canal Street	Boston, MA 02116
Lewiston, ME 04240-2017
Brunswick Branch
Corporate Headquarters:	186 Maine Street
500 Canal Street	Brunswick, ME 04011
Lewiston, ME 04240
Buckfield Branch
Corporate Office:	2 Depot Street
200 Berkeley Street, 17th Floor	Buckfield, ME 04220
Boston, MA 02116
Harrison Branch
Corporate Office:	46 Main Street
27 Pearl Street, 1st Floor	Harrison, ME 04040
Portland, ME 04101
Lewiston Branch
Auburn Branch	500 Canal Street
232 Center Street	Lewiston, ME 04240
Auburn, ME 04210
Poland Branch
Augusta Branch	1399 Maine Street
235 Western Avenue	Poland, ME 04274
Augusta, ME 04330
Portland Branch
Bethel Branch	27 Pearl Street, 1st Floor
11 Main Street	Portland, ME 04101
PO Box 850
Bethel, ME 04217	South Paris Branch
235 Main Street
South Paris, ME 04281

Appendix B

Title 13-C: MAINE BUSINESS CORPORATION ACT

Chapter 13: APPRAISAL RIGHTS

B-i

Maine Revised Statutes

Title 13-C: MAINE BUSINESS CORPORATION ACT

Chapter 13: APPRAISAL RIGHTS

Subchapter 1: APPRAISAL RIGHTS AND PAYMENT FOR SHARES

§1301. DEFINITIONS

As used in this chapter, unless the context otherwise indicates, the following terms have the following meanings.

1.     Affiliate. “Affiliate” means:

A.	A person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another person; or

B.	A senior executive of a person described in paragraph A.

For purposes of section 1303, subsection 3, paragraph B, a person is deemed to be an affiliate of its senior executives.

2.     Beneficial shareholder. “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

3.     Corporation. “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 1323 to 1332, includes the surviving entity in a merger.

4.     Fair value. “Fair value” means the value of a corporation’s shares determined:

A. Immediately before the effectuation of the corporate action to which a shareholder objects;

B. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

C. Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the corporation’s articles of incorporation pursuant to section 1302, subsection 5.

5.      Interest. “Interest” means interest from the effective date of a corporate action until the date of payment, at the rate of interest on judgments in this State on the effective date of the corporate action.

5-A. Interested transaction. ”Interested transaction” means a corporate action described in section 1302, subsection 1, other than a merger pursuant to section 1105, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. For the purposes of this subsection:

A.

“Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not considered to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When 2 or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is considered to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group;

B.

“Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; and

C.	“Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

(1)	Was the beneficial owner of 20% or more of the voting power of the corporation, other than as owner of excluded shares;

(2)	Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of 25% or more of the directors to the board of directors of the corporation; or

(3)

Was a senior executive or director of the corporation or a senior executive of any affiliate thereof and will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(a)	Employment, consulting, retirement or similar benefits established separately and not as part of or in contemplation of the corporate action;

(b)

Employment, consulting, retirement or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 873; or

(c)

In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of the entity or the affiliate.

6.     Preferred shares. “Preferred shares” means a class or series of shares whose holders have preference over any other class or series of shares with respect to distributions.

7.     Record shareholder. “Record shareholder” means a person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

8.     Senior executive. “Senior executive” means a chief executive officer, chief operating officer, chief financial officer and anyone in charge of a principal business unit or function.

9.     Shareholder. “Shareholder” means both a record shareholder and a beneficial shareholder.

§1302. APPRAISAL RIGHTS

A shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares in the event of any of the following corporate actions:

1.      Merger to which corporation is party. Consummation of a merger to which a corporation is a party if:

A.

Shareholder approval is required for the merger by section 1104, except that appraisal rights are not available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or

B.	The corporation is a subsidiary and the merger is governed by section 1105;

2.      Share exchange to which corporation is party. Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that are not exchanged;

3.      Disposition of assets. Consummation of a disposition of assets pursuant to section 1202, except that appraisal rights are not available to a shareholder of the corporation with respect to shares of a class or series if:

A.

Under the terms of the corporate action approved by the shareholders, there is to be distributed to shareholders in cash the corporation’s net assets, in excess of a reasonable amount reserved to meet claims of the type described in sections 1407 and 1408:

(1)	Within one year after the shareholders’ approval of the action; and

(2)	In accordance with the shareholders’ respective interests determined at the time of distribution; and

B.     The disposition of assets is not an interested transaction;

4.     Fractional shares. An amendment of the corporation’s articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

5.     Other amendment. Any other amendment to the corporation’s articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the corporation’s board of directors;

6.     Domestication. Consummation of a domestication if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation as the shares held by the shareholder before the domestication;

7.     Conversion to nonprofit status. Consummation of a conversion of the corporation to nonprofit status pursuant to chapter 9, subchapter 2; or

8.     Conversion to unincorporated entity. Consummation of a conversion of the corporation to an unincorporated entity pursuant to chapter 9, subchapter 4.

§1303. LIMITATIONS ON APPRAISAL RIGHTS

Notwithstanding section 1302, the availability of appraisal rights under section 1302, subsections 1 to 4, 6 and 8 is limited in accordance with this section.

1.     National listing; specific market value. Appraisal rights are not available for the holders of shares of any class or series of shares that:

A.	Is a covered security under Section 18(b)(1)(A) or (B) of the federal Securities Act of 1933, as amended;

B.

Is traded in an organized market and has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $20,000,000 exclusive of the value of such shares held by a corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10% of such shares; or

C.

Is issued by an open end management investment company registered with the United States Securities and Exchange Commission under the federal Investment Company Act of 1940 and may be redeemed at the option of the holder at net asset value.

2.     Date of determination. The applicability of subsection 1 is determined as of:

A.	The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon a corporate action requiring appraisal rights; or

B.	The day before the effective date of a corporate action that requires appraisal rights if there is no meeting of shareholders.

3.     Exception. Notwithstanding subsection 1, appraisal rights are available pursuant to section 1302 for the shareholders of any class or series of shares:

A.

Who are required by the terms of a corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of a corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective;

B.

In the case of the consummation of a disposition of assets pursuant to section 1202, the cash, shares or proprietary interests under paragraph A are, under the terms of the corporate action approved by the shareholders, to be distributed to the shareholders as part of the distribution to shareholders of the net assets of the corporation in excess of a reasonable amount to meet claims of the type described in sections 1407 and 1408:

(1)	Within one year after the shareholders’ approval of the action; and

(2)	In accordance with their respective interests determined at the time of the distribution; or

C.	When any of the shares or assets of a corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to a corporate action that is an interested transaction.

§1304. LIMITATION OR ELIMINATION OF APPRAISAL RIGHTS IN ARTICLES OF INCORPORATION

Notwithstanding section 1302 or 1303, the articles of incorporation of a corporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, except that:

1.     Class or series. No such limitation or elimination is effective if the class or series does not have the right to vote separately as a voting group, alone or as part of a group, on the action or if the action is a nonprofit conversion under chapter 9, subchapter 2, a conversion to an unincorporated entity under chapter 9, subchapter 4 or a merger having a similar effect; and

2.     Appraisal rights. Any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of those shares that are outstanding immediately prior to the effective date of that amendment or that the corporation is or may be required to issue or sell after the effective date of the amendment pursuant to any conversion, exchange or other right existing immediately before the effective date of that amendment does not apply to any corporate action that becomes effective within one year of that date if that action would otherwise afford appraisal rights.

§1305. CHALLENGE BY SHAREHOLDER

(REPEALED)

§1306. ASSERTION OF APPRAISAL RIGHTS

1.     Record shareholder assert appraisal rights. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection must be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

2.     Beneficial shareholder; appraisal rights. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

A.	Submits to the corporation the record shareholder’s written consent to the assertion of the rights no later than the date referred to in section 1323, subsection 2, paragraph B, subparagraph (2); and

B.	Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Subchapter 2: PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

§1321. NOTICE OF APPRAISAL RIGHTS

1.     Meeting notice. If a proposed corporate action described in section 1302 is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of this chapter must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

2.     Notice of corporate action. In a merger pursuant to section 1105, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that a corporate action became effective. The notice must be sent within 10 days after the corporate action became effective and include the materials described in section 1323.

3.     Action by written consent. If a corporate action specified in section 1302 is to be approved by written consent of the shareholders pursuant to section 704:

A.

Written notice that appraisal rights are, are not or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this chapter; and

B.

Written notice that appraisal rights are, are not or may be available must be delivered together with the notice to nonconsenting voting and nonvoting shareholders as required by section 704, subsections 4 and 5, may include the materials described in section 1323 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this chapter.

§1322. NOTICE OF INTENT TO DEMAND PAYMENT

(REPEALED)

§1322-A. NOTICE OF INTENT TO DEMAND PAYMENT

1.     Preservation of appraisal rights if action taken at a meeting. If a proposed corporate action requiring appraisal rights under sections 1302 to 1304 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

A.	Shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

B.	May not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

2.     Preservation of appraisal rights if action taken by consent. If a corporate action specified in section 1302 is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares may not sign a consent in favor of the proposed action with respect to that class or series of shares.

3.     Effect of failure to preserve. A shareholder who fails to satisfy the requirements of subsection 1 or 2 is not entitled to payment under this chapter.

§1323. APPRAISAL NOTICE AND FORM

1.     Written appraisal notice; form. If a proposed corporate action requiring appraisal rights under section 1302 becomes effective, a corporation must send a written appraisal notice and the form required by subsection 2, paragraph A to all shareholders who satisfied the requirements of section 1322-A. In the case of a merger under section 1105, the parent shall send an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

2.     Appraisal notice. The appraisal notice required by subsection 1 must be delivered no earlier than the date a corporate action became effective and no later than 10 days after that date and must:

A.

Supply a form that specifies the first date of any announcement to shareholders, made prior to the date the corporate action became effective, of the principal terms of the proposed corporate action, if any. If such announcement was made the form must:

(1)	Require the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and

(2)	Require the shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the transaction;

B.	Include the following information:

(1)

Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph (2);

(2)

A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice is sent, and a statement that the shareholder has waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

(3)	A corporation’s estimate of the fair value of the shares;

(4)

That, if requested in writing, a corporation will provide, to the shareholder so requesting, within 10 days after the date specified in subparagraph (2) the number of shareholders who return the forms by the specified date and the total number of shares owned by those shareholders; and

(5)	The date by which the notice to withdraw under section 1324 must be received, which date must be within 20 days after the date specified in subparagraph (2); and

C.	Be accompanied by a copy of this chapter.

3.     Notice accompanied by financial statements. When corporate action described in section 1302, subsection 1 is proposed, or a merger pursuant to section 1105 is effected, the notice referred to in subsection 1, if the corporation concludes that appraisal rights are or may be available, and in subsection 2 must be accompanied by:

A.

The annual financial statements specified in section 1620, subsection 1 of the corporation that issued the shares that may be subject to appraisal, whether or not a close corporation, which must be as of a date ending not more than 16 months before the date of the notice and must comply with section 1620, subsection 2. If such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

B.	The latest available quarterly financial statements of such corporation, if any.

§1324. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW

1.     Perfection of rights. A shareholder who receives notice pursuant to section 1323 and who wishes to exercise appraisal rights shall sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 1323, subsection 2, paragraph B, subparagraph (2) and certify whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 1323, subsection 2, paragraph A. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 1326. A shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 1323, subsection 2, paragraph B, subparagraph (2). Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection 2.

2.     Withdraw from appraisal process. A shareholder who has complied with subsection 1 may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 1323, subsection 2, paragraph B, subparagraph (5). A shareholder who fails to withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

3.     Failure to execute and return form; nonpayment. A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in section 1323, subsection 2, is not entitled to payment under this chapter.

§1325. PAYMENT

1.      Fair value. Except as provided in section 1326, within 30 days after the form required by section 1323, subsection 2, paragraph B, subparagraph (2) is due, a corporation shall pay in cash to those shareholders who complied with section 1324, subsection 1 the amount the corporation estimates to be the fair value of their shares, plus interest.

2.     Additional information. The payment to each shareholder pursuant to subsection 1 must be accompanied by:

A.

Annual financial statements specified in section 1620, subsection 1 of the corporation that issued the shares to be appraised, whether or not a close corporation, that must be as of a date ending not more than 16 months before the date of payment and must comply with section 1620, subsection 2. If such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information;

B.

A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to section 1323, subsection 2, paragraph B, subparagraph (3);

C.

A statement that shareholders described in subsection 1 have the right to demand further payment under section 1327 and that if any such shareholder does not do so within the time period specified in section 1327, that shareholder is deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter; and

D.	The latest available quarterly financial statements of the corporation, if any.

§1326. AFTER-ACQUIRED SHARES

1.     Withhold payment. A corporation may elect to withhold payment required by section 1325 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 1323, subsection 2, paragraph A.

2.     Notify shareholders. If a corporation elected to withhold payment under subsection 1, the corporation shall, within 30 days after the date by which the corporation must receive the form is given as required by section 1323, subsection 2, paragraph B, subparagraph (2) is due, notify all shareholders who are described in subsection 1:

A.	Of the information required by section 1325, subsection 2, paragraph A;

B.	Of the corporation’s estimate of fair value pursuant to section 1325, subsection 2, paragraph B;

C.	That the shareholders may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 1327;

D.

That those shareholders who wish to accept the offer pursuant to paragraph B must notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer pursuant to paragraph B; and

E.	That those shareholders who do not satisfy the requirements for demanding appraisal under section 1327 are deemed to have accepted the corporation’s offer pursuant to paragraph B.

3.     Shareholders who accept offer. Within 10 days after receiving the shareholder’s acceptance pursuant to subsection 2, a corporation must pay in cash the amount it offered under subsection 2, paragraph B to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

4.     Shareholders deemed to accept offer; payment. Within 40 days after sending the notice described in subsection 2, a corporation shall pay in cash the amount the corporation offered to pay under subsection 2, paragraph B to each shareholder described in subsection 2, paragraph E.

§1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

1.     Notification; demand. A shareholder paid pursuant to section 1325 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest less any payment under section 1325. A shareholder offered payment under section 1326 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

2.     Failure to notify corporation in writing. A shareholder who fails to notify a corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection 1 within 30 days after receiving the corporation’s payment or offer of payment under section 1325 or 1326 waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those sections.

Subchapter 3: JUDICIAL APPRAISAL OF SHARES

§1331. COURT ACTION

1.     Commence proceeding. If a shareholder makes demand for payment under section 1327 that remains unsettled, a corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, the corporation shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 1327 plus interest.

2.     Appropriate court. A corporation shall commence the proceeding under subsection 1 in the appropriate court of the county where the corporation’s principal office is located or, if there is no principal office, in Kennebec County. If the corporation is a foreign corporation, the corporation shall commence the proceeding in the county in this State where the principal office of the domestic corporation merged with the foreign corporation was located or, if the domestic corporation did not have its principal office in this State at the time of the transaction, in Kennebec County.

3.     Shareholders party to proceeding. A corporation shall make all shareholders whether or not residents of this State whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.     Jurisdiction; appraisers. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights under this chapter are entitled to the same discovery rights as parties in other civil proceedings. Shareholders demanding appraisal rights under this chapter do not have a right to a jury trial.

5.     Shareholder entitled to judgment. Each shareholder made a party to the proceeding under subsection 1 is entitled to judgment for the:

A.	Amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by a corporation to the shareholder for the shares; or

B.	Fair value, plus interest, of the shareholder’s shares for which a corporation elected to withhold payment under section 1326.

§1332. COURT COSTS AND COUNSEL FEES

1.     Court costs. The court in an appraisal proceeding commenced under section 1331 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against a corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

2.     Counsel; expect fees Court-assessed expenses. The court in an appraisal proceeding under section 1331 may also assess the expenses for the respective parties, in amounts the court finds equitable:

A.

Against a corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section 1321, 1323, 1325 or 1326; or

B.

Against either a corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

3. Fees awarded from settlement. If the court in an appraisal proceeding under section 1331 finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that those expenses should not be assessed against the corporation, the court may direct that those expenses be paid out of the amounts awarded the shareholders who were benefitted.

4. Corporation fails to make payment. To the extent a corporation fails to make a required payment pursuant to section 1325, 1326 or 1327, a shareholder may sue directly for the amount owed and, to the extent successful, is entitled to recover from the corporation all expenses of the suit.

Subchapter 4: OTHER REMEDIES

§1341. OTHER REMEDIES LIMITED

1.     Limitation on proposed or completed corporate actions. The legality of a proposed or completed corporate action described in section 1302 may not be contested nor may the corporate action be enjoined, set aside or rescinded in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

2.     Exceptions. Subsection 1 does not apply to a corporate action that:

A.	Was not authorized and approved in accordance with the applicable provisions of:

(1) Chapter 9, 10, 11 or 12;

(2) The articles of incorporation or bylaws; or

(3) The resolution of the board of directors authorizing the corporate action;

B.

Was procured as a result of fraud, a material misrepresentation or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

C.

Is an interested transaction, unless it has been recommended by the board of directors in the same manner as is provided in section 873 and has been approved by the shareholders in the same manner as is provided in section 874 as if the interested transaction were a director’s conflicting-interest transaction; or

D.	Is approved by less than unanimous consent of the voting shareholders pursuant to section 704 if:

(1)

The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected; and

(2)	The proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

Northeast BANCORP

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Special Meeting Admission Ticket

Special Meeting of Northeast Bancorp Shareholders
May 9, 2019, 2:00 p.m. Eastern time
The Offices of Goodwin Procter LLP
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Northeast Bancorp

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting of Shareholders — May 9, 2019

Richard Wayne, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Northeast Bancorp to be held on May 9, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR items 1 and 2.

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